Exhibit 1.3
EXECUTION VERSION
Platinum Underwriters Holdings, Ltd.
6.00% Series A Mandatory Convertible Preferred Shares
(par value $.01 per share)

Underwriting Agreement
November 30, 2005
Merrill Lynch & Co.
Merrill Lynch, Pierce, Fenner & Smith
          Incorporated
   As Representatives of the several Underwriters
  named in Schedule I hereto,
4 World Financial Center, 25th Floor
New York, New York 10281-1209
Ladies and Gentlemen:
     Platinum Underwriters Holdings, Ltd., a Bermuda company (the “Company”), proposes, subject to the terms and conditions stated herein, to issue and sell to the several Underwriters named in Schedule I hereto (the “Underwriters”) 5,000,000 6.00% Series A Mandatory Convertible Preferred Shares, par value $.01 per share (the “Mandatory Convertible Preferred Shares”) convertible into Common Shares, par value $.01 per share (the “Common Shares”) of the Company (the “Underwritten Shares”). The Company also proposes to grant to the Underwriters an option to purchase up to 750,000 additional Mandatory Convertible Preferred Shares to cover over-allotments (the “Option Shares”, and together with the Underwritten Shares, the “Shares”). The Shares will be established by the Certificate of Designation of the Mandatory Convertible Preferred Shares, identified in Annex II hereto (the “Certificate of Designation”).
     Each of the Company and RenaissanceRe Holdings, Ltd., a Bermuda company (“RenRe”), also propose to offer concurrently with the offering of the Shares, pursuant to a separate underwriting agreement (the “Common Shares Underwriting Agreement”) to be entered into by and among the Company, RenRe and the underwriters named therein (the “Common Shares Underwriters”), 7,276,750 Common Shares and the Company also proposes to grant to the Common Shares Underwriters an option to purchase up to 1,091,513 additional Common Shares to cover-allotments.
     The Company conducts its business through its wholly-owned direct or indirect operating subsidiaries, Platinum Underwriters Reinsurance, Inc., a Maryland corporation (“Platinum US”), Platinum Re (UK) Limited, a U.K. company (“Platinum UK”), and Platinum Underwriters Bermuda,

Ltd., a Bermuda company (“Platinum Bermuda”). The Company owns Platinum US and Platinum UK through its wholly-owned intermediate subsidiary, Platinum Regency Holdings, an Irish company (“Platinum Ireland” and, together with Platinum UK and Platinum Bermuda, the “Non-U.S. Subsidiaries”). Platinum US is owned directly by Platinum Underwriters Finance, Inc., a Delaware corporation (“Platinum Finance”), which is a wholly-owned subsidiary of Platinum Ireland.
     To the extent there are no additional Underwriters listed on Schedule I other than you, the term “Representatives” as used herein shall mean you, as Underwriters, and the terms Representatives and Underwriters shall mean either the singular or plural as the context requires. The Company and the Underwriters agree that the representations of the Company set forth in this Agreement with respect to the Pricing Disclosure Package (as defined in Section 1(c) herein) will become effective upon the filing with the Securities and Exchange Commission (the “Commission”) of the Final Term Sheet (as defined in Section (5)(a) herein), and such other Issuer Represented Free Writing Prospectuses (as defined in Section 1(a) herein) that are listed in Schedule II(a) hereto, which the Company agrees shall occur no later than December 1, 2005.
     1. The Company represents and warrants to, and agrees with, each Underwriter that:
     (a) A registration statement on Form S-3 as amended by any pre-effective amendments thereto on or before the date hereof (File No. 333-129182) (the “Original Registration Statement”) in respect of the Shares has been filed with the Commission; the Original Registration Statement and any post-effective amendment thereto, each in the form heretofore delivered to you, have been declared effective by the Commission in such form, and other than a registration statement, if any, increasing the size of the offering (a “Rule 462(b) Registration Statement”), filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended (the “Act”), which became effective upon filing, no other document with respect to the Original Registration Statement or document incorporated by reference therein has heretofore been filed with the Commission (other than prospectuses filed pursuant to Rule 424(b) under the Act, each in the form heretofore delivered to you); and no stop order suspending the effectiveness of the Original Registration Statement, any post-effective amendment thereto or the Rule 462(b) Registration Statement, if any, has been issued and no proceeding for that purpose has been initiated or, to the knowledge of the Company, threatened by the Commission (the base prospectus filed as part of such registration statement, in the form in which it has most recently been filed with the Commission on or prior to the date of this Agreement, is hereinafter called the “Basic Prospectus”; the preliminary prospectus supplement, if any, heretofore filed with the Commission, together with any preliminary prospectus included in the Original Registration Statement or filed with the Commission pursuant to Rule 424(a) under the Act is hereinafter called a “Preliminary Prospectus”; the various parts of the Original Registration Statement, any post-effective amendment thereto and the Rule 462(b) Registration Statement, if any, including all exhibits thereto and (i) including the information contained in the form of final prospectus filed with the Commission pursuant to Rule 424(b) under the Act in accordance with Section 5(a) hereof and deemed by virtue of Rule 430B under the Act to be part of the Original Registration Statement at the time it was declared effective and (ii) the documents incorporated by reference in the prospectus contained in the Original Registration Statement at the time such part of the Original Registration Statement became effective, each as amended at the time such part of the Original Registration Statement became effective or such part of the Rule 462(b) Registration Statement, if any, became or hereafter becomes effective, are hereinafter collectively called the “Registration Statement”; the Basic Prospectus, as amended and supplemented immediately prior to the Applicable Time (as defined in Section 1(c) herein), is hereinafter called the “Statutory Prospectus”; promptly after the execution and delivery of this Agreement, the Company will prepare and file a final prospectus supplement in accordance with Rule 424(b) under the Act and such final prospectus supplement in the form heretofore delivered to you, together with the final prospectus included in the Registration Statement, in the form first filed pursuant to Rule 424(b) under the Act, is hereinafter called the “Prospectus”; any reference herein to the Basic Prospectus, the Statutory Prospectus, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the Act as of the date of such prospectus, including the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2004, as amended on Form 10-K/A (including information specifically incorporated by reference into such Form 10-K from the Company’s definitive Proxy Statement for its 2005 annual meeting of shareholders) (the “Form 10-K”), Quarterly Report on Form 10-Q for the quarter ended March 31, 2005 (the “March Form 10-Q”), the Quarterly Report on Form 10-Q for the quarter ended June 30, 2005, as amended on Form 10-Q/A (the “June Form 10-Q”), the Quarterly Report on Form 10-Q for the quarter ended September 30, 2005 (the “September Form 10-Q”) and all subsequent documents filed with (but not furnished to) the Commission pursuant to Section 13(a), 13(c) or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) on or prior to the date of the Preliminary Prospectus or Prospectus, as the case may be; any reference to any amendment or supplement to the Basic Prospectus, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include any post-effective amendment to the Registration Statement, any prospectus supplement relating to the Shares filed with the Commission pursuant to Rule 424(b) under the Act and any documents filed after the date of such Basic Prospectus, Preliminary Prospectus or Prospectus, as the case may be, under the Exchange Act, and incorporated by reference in such Basic Prospectus, Preliminary Prospectus or Prospectus, as the case may be, and all subsequent documents filed with (but not furnished to) the Commission pursuant to Section 13(a), 13(c) or 15(d) of the Exchange Act after the date of the Basic Prospectus, Preliminary Prospectus or Prospectus, as the case may be, provided, however, such subsequently filed documents shall not include any Current Reports on Form 8-K, or portions of such reports, that are deemed furnished to, rather than filed with, the Commission) and any reference to any amendment to the Registration Statement shall be deemed to refer to and include any annual report of the Company filed pursuant to Section 13(a), 13(c) or 15(d) of the Exchange Act after the effective date of the Original Registration Statement that is incorporated by reference in the Registration Statement; and any “issuer free writing prospectus” as defined in Rule 433 under the Act relating to the Shares is hereinafter called an “Issuer Represented Free Writing Prospectus”); for purposes of this Agreement, all references to the Registration Statement, any Basic Prospectus, any Statutory Prospectus, any Preliminary Prospectus, the Prospectus or any amendment or supplement to any of the foregoing shall be deemed to include the copy filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval system (“EDGAR”).
     (b) No order preventing or suspending the use of any Preliminary Prospectus or any Issuer Represented Free Writing Prospectus has been issued by the Commission, and each Preliminary Prospectus, at the time of filing thereof, conformed in all material respects to the requirements of the Act and the rules and regulations of the Commission thereunder, and did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of any Underwriter through the Representatives expressly for use therein;
     (c) For the purposes of this Agreement, the “Applicable Time” is 9:30 a.m. (Eastern time) on December 2, 2005, or such other time as agreed by the Company and the Representatives; the Statutory Prospectus as supplemented by those Issuer Represented Free Writing Prospectuses and other documents listed in Schedule II(a) hereto, taken together (collectively, the “Pricing Disclosure Package”) as of the Applicable Time, did not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and the Issuer Represented Free Writing Prospectuses, taken together, as listed on Schedule II(a) or Schedule II(b) hereto, as of their issue date and at all subsequent times through the completion of the public offer and sale of the Shares or until any earlier date that the Company notified or notifies the Representatives, did not, do not and will not include any information that conflicted, conflicts or will conflict with the information contained in the Registration Statement, the Statutory Prospectus or the Prospectus, including any document incorporated by reference therein and any preliminary or other prospectus deemed to be a part thereof that has not been superseded or modified, and each such Issuer Represented Free Writing Prospectus, as supplemented by and taken together with the Pricing Disclosure Package as of the Applicable Time, did not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; as of the time of the filing of the Final Term Sheet (as defined in Section 5(a) herein), the Pricing Disclosure Package, taken as a whole, including the Final Term Sheet, will not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;
     (d) At the time of filing the Registration Statement, any 462(b) Registration Statement and any post-effective amendments thereto, at the earliest time thereafter that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) under the Act) of the Shares and at the date hereof, the Company was not and is not an “ineligible issuer,” as defined in Rule 405 under the Act, including the Company or any other subsidiary in the preceding three years not having been convicted of a felony or misdemeanor or having been made the subject of a judicial or administrative decree or order as described in Rule 405;
     (e) The documents incorporated by reference in the Pricing Disclosure Package and the Prospectus, when they became effective or were filed with the Commission, as the case may be, conformed in all material respects to the requirements of the Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder, and none of such documents contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and any further documents so filed and incorporated by reference in the

Prospectus or any further amendment or supplement thereto, when such documents become effective or are filed with the Commission, as the case may be, will conform in all material respects to the requirements of the Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of any Underwriter through the Representatives expressly for use therein; and no such documents were filed with the Commission since the Commission’s close of business on the business day immediately prior to the date of this Agreement and prior to the execution of this Agreement, except as set forth on Schedule II(c) hereto;
     (f) The Registration Statement conforms, and the Prospectus and any further amendments or supplements to the Registration Statement or the Prospectus will conform, in all material respects to the requirements of the Act and the rules and regulations of the Commission thereunder and do not and will not, as of the applicable effective date as to the Registration Statement and any amendment thereto and as of the applicable filing date as to the Prospectus and any amendment or supplement thereto, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of any Underwriter through the Representatives expressly for use therein;
     (g) Neither the Company nor any of its subsidiaries has sustained since the date of the latest audited financial statements included, or incorporated by reference, in the Pricing Disclosure Package or the Prospectus any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Pricing Disclosure Package and the Prospectus; and, since the respective dates as of which information is given in the Registration Statement, the Pricing Disclosure Package or the Prospectus, there has not been any change in the capital stock or the capital or surplus or long-term debt of the Company (other than upon the sale of Common Shares pursuant to the Common Shares Underwriting Agreement, or pursuant to the tender offer by Platinum Finance for its 6.371% Senior Guaranteed Notes due 2007 and Series B 6.371% Senior Guaranteed Notes due 2007, or pursuant to the exchange offer for the 6.371% Senior Guaranteed Notes due 2007, or pursuant to the exchange offer for the Series A 7.50% Notes due 2017, or upon the exercise of the purchase contracts, which constituted a part of the Company’s equity security units, or upon exercise of director or employee options in the ordinary course of business pursuant to an employee benefit plan of the Company currently in existence, or upon the exercise, conversion or exchange of convertible or exchangeable securities or options in the ordinary course of business outstanding as of the date of this Agreement) or any of its subsidiaries or any material adverse change, or any development involving a prospective material adverse change, in or affecting the general affairs, management, financial position, shareholders’ equity or results of operations of the Company and its subsidiaries, taken as a whole, otherwise than as set forth or contemplated in the Pricing Disclosure Package and the Prospectus;

     (h) The Company and its subsidiaries have good and marketable title to all personal property owned by them, in each case free and clear of all liens, encumbrances and defects except such as are described in the Pricing Disclosure Package and the Prospectus or such as do not materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by the Company and its subsidiaries; and any real property and buildings held under lease by the Company and its subsidiaries are held by them under valid, subsisting and enforceable (by and against the Company) sub-leases and assignments of leases with such exceptions as are not material and do not materially interfere with the use made and proposed to be made of such property and buildings by the Company and its subsidiaries; the Company does not own any real property;
     (i) The Company has been duly incorporated and is validly existing as a company in good standing under the laws of Bermuda, with corporate power and authority to own its properties and conduct its business as described in the Pricing Disclosure Package and the Prospectus, and has been duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification, or is subject to no material liability or disability by reason of the failure to be so qualified in any such jurisdiction; each subsidiary of the Company has been duly incorporated and is validly existing as a corporation or a company in good standing under the laws of its jurisdiction of organization, with corporate power and authority to own its properties and conduct its business as described in the Pricing Disclosure Package and the Prospectus, and has been duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification, or is subject to no material liability or disability by reason of the failure to be so qualified in any such jurisdiction;
     (j) The Company has an authorized capitalization as set forth in the Pricing Disclosure Package and the Prospectus, and all of the issued shares of capital stock of the Company have been duly authorized and validly issued, are fully paid and non-assessable and conform in all material respects to the description of the capital stock contained in the Pricing Disclosure Package and the Prospectus; all of the issued shares of capital stock of each subsidiary of the Company have been duly authorized and are validly issued, fully paid and non-assessable and are owned directly or indirectly by the Company, free and clear of all liens, encumbrances, equities or claims; except as described in the Form 10-K under the captions “Related Party Transactions—Transactions with St. Paul and Its Subsidiaries,” “Related Party Transactions—Transactions with RenaissanceRe and Its Subsidiaries” and in the Pricing Disclosure Package and the Prospectus under the caption “Description of Our Share Capital,” the holders of outstanding shares of capital stock of the Company are not entitled to preemptive or other rights to acquire the Shares and no party has the right to require the Company to register securities; there are no outstanding securities convertible into or exchangeable for, or warrants, rights or options to purchase from the Company, or obligations of the Company to issue, Common Shares or any other class of capital stock of the Company (except pursuant to the Common Shares Underwriting Agreement, and as set forth in the Form 10-K under the captions “Related Party Transactions—Transactions with St. Paul and Its Subsidiaries,” “Related Party Transactions—Transactions with RenaissanceRe and Its Subsidiaries,” and in the Pricing Disclosure Package and the Prospectus under the caption “Description of Our Share Capital”); there are no restrictions on subsequent transfers of the Shares under the laws of Bermuda or the United States (other than, pursuant to the securities laws of the United States or any state securities or Blue Sky laws, by affiliates of the Company and other than as described in the Pricing Disclosure Package and the Prospectus under the caption “Description of Our Share Capital”);
     (k) The Shares to be issued and sold by the Company to the Underwriters hereunder have been duly and validly authorized and, when issued in accordance with the Certificate of Designation and delivered against payment therefore as provided herein, will be duly and validly issued and fully-paid and non-assessable and will conform to the description of the Mandatory Convertible Preferred Shares in the Pricing Disclosure Package and the Prospectus; the Common Shares issuable upon conversion of the Shares have been duly and validly authorized and reserved for issuance by the Company and, when issued and delivered upon conversion and in accordance with the Certificate of Designation, will be duly and validly issued and fully-paid and non-assessable and will conform to the description of the Common Shares in the Pricing Disclosure Package and the Prospectus.
     (l) [Intentionally omitted.]
     (m) The issue and sale of the Shares to be sold by the Company and the compliance by the Company with all of the provisions of this Agreement and the Jurisdiction Agreement, dated as of the date hereof (the “Jurisdiction Agreement”), between the Company and the Underwriters, the compliance by the Company with the provisions of the Certificate of Designation; and the consummation of the transactions herein and therein contemplated will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or give rise to a right of termination under (i) the memorandum of association or bye-laws or other organizational document of the Company or any of its subsidiaries, (ii) any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the properties or assets of the Company or any of its subsidiaries is subject, or (iii) any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of its subsidiaries or any of their properties, other than, in the case of clause (ii) or (iii), such conflicts, breaches, violations, defaults and termination rights which (A) would not, individually or in the aggregate, have a material adverse effect on the consolidated financial position, shareholders’ equity or results of operations of the Company and its subsidiaries, taken as a whole, (B) would not affect the due authorization and valid issuance of the Shares or the Common Shares issuable upon conversion of the Shares, or (C) would not adversely affect the consummation of the transactions contemplated hereunder;
     (n) Neither the Company nor any of its subsidiaries is in violation of its memorandum of association or bye-laws or other organizational documents or in default in the performance or observance of any material obligation, agreement, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which it is a party or by which it or any of its properties may be bound;

     (o) The Company has all requisite corporate power and authority to enter into this Agreement and the Jurisdiction Agreement; and each of this Agreement and the Jurisdiction Agreement has been duly authorized, executed and delivered by the Company;
     (p) The statements set forth in the Form 10-K under the caption “Business—Our Business—Regulation” and “Related Party Transactions” and in the Pricing Disclosure Package and the Prospectus under the captions “Related Party Transactions,” “Description of Our Share Capital,” “Certain Tax Considerations,” and “Underwriting,” insofar as they purport to describe the provisions of the laws and documents referred to therein, are true and complete in all material respects;
     (q) Other than as set forth in the Pricing Disclosure Package and the Prospectus, there are no legal or governmental proceedings pending to which the Company, or any of its subsidiaries is a party or of which any property of the Company, or any of its subsidiaries is the subject which, if determined adversely to the Company, or any of its subsidiaries, would individually or in the aggregate have a material adverse effect on the consolidated financial position, shareholders’ equity or results of operations of the Company and its subsidiaries, taken as a whole; and, to the best of the Company’s knowledge, no such proceedings are threatened or contemplated by governmental authorities or threatened by others;
     (r) There is no contract, document or other agreement required to be described in the Registration Statement, Pricing Disclosure Package and the Prospectus or to be filed as an exhibit to the Registration Statement which is not described or filed as required by the Act; each description of a contract, document or other agreement in the Registration Statement, Pricing Disclosure Package and the Prospectus accurately reflects in all material respects the terms of the underlying contract, document or other agreement; each contract, document or other agreement set forth on Schedule II(c) hereto (such listed contracts, documents and other agreements, collectively, the “Filed Agreements”) to which the Company or a subsidiary of the Company is a party is in full force and effect and is valid and enforceable by and against the Company or such subsidiary, as the case may be, in accordance with its terms, except that (i) such enforcement may be subject to bankruptcy, insolvency, reorganization, moratorium, or other laws now or hereafter in effect affecting creditors’ rights generally, (ii) the enforceability thereof is subject to the general principles of equity (whether such enforceability is considered in a proceeding in equity or at law) and (iii) no representation or warranty is made with respect to the enforceability of indemnification and contribution provisions relating to violations under the Act contained in the Formation and Separation Agreement (as defined in Schedule II(c) hereto), the Remarketing Registration Rights Agreement (as defined in Schedule II(c) hereto), the Registration Rights Agreement (as defined in Schedule II(c)hereto), the 2005 Registration Rights Agreement (as defined in Schedule II(c) hereto) and the Transfer Restrictions and Registration Rights Agreement (as defined in Schedule II(c) hereto); neither the Company nor any of its subsidiaries, if a subsidiary is a party, nor to the Company’s knowledge, any other party is in default in the observance or performance of any term or obligation to be performed by it under any Filed Agreement, and no event has occurred which with notice or lapse of time or both would constitute such a default;
     (s) Except as described in the Pricing Disclosure Package and the Prospectus, no consent, approval, authorization, registration or qualification of or with any governmental agency or body or any court is required to be obtained or made by the Company or any of its subsidiaries for the issue and sale of the Shares in the manner contemplated by this Agreement and the consummation of the transactions contemplated by this Agreement and the Jurisdiction Agreement, and the issuance of Common Shares upon conversion of the Shares except (i) the registration under the Act of the Shares, (ii) such consents, approvals, authorizations, registrations or qualifications as may be required under state securities, Blue Sky or insurance securities laws in connection with the purchase and distribution of the Shares by the Underwriters, (iii) the filing of the Prospectus under the Bermuda Companies Act 1981 in connection with the sale of the Shares, (iv) such consents, approvals, authorizations, registrations or qualifications as may be required and have been obtained from the Bermuda Monetary Authority, and (v) such consents, approvals, authorizations, registrations or qualifications the failure of which to obtain or make would not, individually or in the aggregate have a material adverse effect on the consolidated financial position, shareholders’ equity or results of operations of the Company and its subsidiaries, taken as a whole, or affect the due authorization and valid issuance of the Shares or the Common Shares issuable upon conversion of the Shares;
     (t) The Company is not and, after giving effect to the offering and sale of the Shares, will not be an “investment company,” as such term is defined in the Investment Company Act of 1940, as amended (the “Investment Company Act”);
     (u) The Company is subject to Section 13 of the Exchange Act;
     (v) Except as described in the Pricing Disclosure Package and the Prospectus, each of the Company and its subsidiaries is duly licensed as an insurance holding company or as an insurer or reinsurer, as the case may be, under the insurance laws (including laws that relate to companies that control insurance companies) and the rules, regulations and interpretations of the insurance regulatory authorities thereunder (collectively, “Insurance Laws”), of each jurisdiction in which the conduct of its business as described in the Pricing Disclosure Package and the Prospectus requires such licensing, except for such jurisdictions in which the failure of the Company and its subsidiaries to be so licensed would not, individually or in the aggregate, have a material adverse effect on the consolidated financial position, shareholder’s equity or results of operations of the Company and its subsidiaries, taken as a whole; each of the Company and its subsidiaries has made all required filings under applicable holding company statutes or other Insurance Laws in each jurisdiction where such filings are required, except for such jurisdictions in which the failure to make such filings would not, individually or in the aggregate, have a material adverse effect on the consolidated financial position, shareholder’s equity or results of operations of the Company and its subsidiaries, taken as a whole; except as described in the Pricing Disclosure Package and the Prospectus, each of the Company and its subsidiaries has all other necessary authorizations, approvals, orders, consents, certificates, permits, registrations and qualifications of and from all insurance regulatory authorities necessary to conduct their respective businesses as described in the Pricing Disclosure Package and the Prospectus and all of the foregoing are in full force and effect, except where the failure to have such authorizations, approvals, orders, consents, certificates, permits, registrations or qualifications or their failure to be in full force and effect would not, individually or in the aggregate, have a material adverse effect on the consolidated financial position, shareholder’s equity or results of operations of the Company and its subsidiaries, taken as a whole; none of the Company or any of its subsidiaries has received any notification from any insurance regulatory authority or other governmental authority in the United States, Bermuda, Ireland, the United Kingdom or elsewhere to the effect that any additional authorization, approval, order, consent, certificate, permit, registration or qualification is needed to be obtained by either the Company or any of its subsidiaries; and no insurance regulatory authority has issued any order or decree impairing, restricting or prohibiting the payment of dividends by the Company or any of its subsidiaries;
     (w) The Company and its subsidiaries own or possess or are licensed to use, or will be able to acquire on reasonable terms, all material patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, services marks and trade names that are necessary for the Company and its subsidiaries to conduct the business of reinsurance in the manner and to the extent described in the Pricing Disclosure Package and the Prospectus, and none of the Company or any of its subsidiaries has received any notice of infringement of or conflict with asserted rights of others with respect to any of the foregoing, except for those which, if determined adversely to the Company or any of its subsidiaries, would not have a material adverse effect on the consolidated financial position, shareholder’s equity or results of operations of the Company and its subsidiaries, taken as a whole;
     (x) Each of the Company and its subsidiaries has filed all statutory financial returns, reports, documents and other information required to be filed pursuant to the applicable Insurance Laws of the United States and the various states thereof, Bermuda, Ireland, the United Kingdom and each other jurisdiction applicable thereto, and has duly paid all taxes (including franchise taxes and similar fees) it is required to have paid under the applicable Insurance Laws of the United States and the various states thereof, Bermuda, Ireland, the United Kingdom and each other jurisdiction applicable thereto, except where the failure, individually or in the aggregate, to file such return, report, document or information or to pay such taxes would not have a material adverse effect on the consolidated financial position, shareholders’ equity or results of operations of the Company and its subsidiaries, taken as a whole; and each of the Company and its subsidiaries maintains its books and records in accordance with, and is otherwise in compliance with, the applicable Insurance Laws of the United States and the various states thereof, Bermuda, Ireland, the United Kingdom and each other jurisdiction applicable thereto, except where the failure to so maintain its books and records or be in compliance would not individually or in the aggregate have a material adverse effect on the consolidated financial position, shareholders’ equity or results of operations of the Company and its subsidiaries, taken as a whole;
     (y) Any tax returns required to be filed by the Company or any of its subsidiaries in any jurisdiction have been filed, except where the failure to file such returns would not individually or in the aggregate have a material adverse effect on the consolidated financial position, shareholders’ equity or results of operations of the Company and its subsidiaries, taken as a whole, and any material taxes, including any withholding taxes, excise taxes, penalties and interest, assessments and fees and other charges due or claimed to be due from such entities have been paid, other than any of those being contested in good faith and for which adequate reserves have been provided or any of those currently payable without penalty or interest;
     (z) The Company and its subsidiaries have not taken, and have no plan or intention to take, directly or indirectly, any action that would or would be reasonably expected to cause or result in (i) the Company and/or any Non-U.S. Subsidiary being treated as engaged in a trade or business within the United States for purposes of the Internal Revenue Code of 1986, as amended (the “Code”), (ii) the Company and/or any Non-U.S. Subsidiary being treated as a passive foreign investment company within the meaning of section 1297 of the Code, (iii) the Company and/or any Non-U.S. Subsidiary being treated as a controlled foreign corporation within the meaning of section 957 of the Code or (iv) any shareholder of the Company having “related party insurance income” inclusions for U.S. federal income tax purposes as a result of being a shareholder of the Company;
     (aa) No stamp or other issuance or transfer taxes or duties and no capital gains, income, withholding or other taxes are payable by or on behalf of the Underwriters to Bermuda or any political subdivision or taxing authority thereof or therein in connection with the sale and delivery by the Company of the Shares in the manner contemplated by this Agreement to the Underwriters or the sale and delivery outside Bermuda by the Underwriters of the Shares to the initial purchasers thereof; and no registration, documentary, recording, transfer or other similar tax, fee or charge by any Bermuda government authority is payable in connection with the execution, delivery, filing, registration or performance of this Agreement;
     (bb) There are no currency exchange control laws, in each case of Bermuda, the United Kingdom or Ireland (or any political subdivision or taxing authority thereof), that would be applicable to the payment of dividends (i) on the Shares by the Company (other than as may apply to residents of Bermuda for Bermuda exchange control purposes) or (ii) by any of the Company’s subsidiaries to the Company. The Bermuda Monetary Authority has designated the Company and Platinum Bermuda as nonresident for exchange control purposes and has granted permission for transfer of the Shares (including permission for the issue or transfer of up to 20% of the Company’s shares in issue from time to time to persons resident in Bermuda for exchange control purposes). Such permission has not been revoked and is in full force and effect, and the Company has no knowledge of any proceedings planned or threatened for the revocation of such permission. The Company and Platinum Bermuda are “exempted companies” under Bermuda law and have not (i) acquired and do not hold any land in Bermuda, other than that held by way of lease or tenancy for terms of not more than 21 years, without the express authorization of the Bermuda legislature, (ii) taken mortgages on land in Bermuda to secure an amount in excess of $50,000, without the consent of the Bermuda Minister of Finance, (iii) acquired any bonds or debentures secured by any land in Bermuda (other than certain types of Bermuda government securities), or (iv) conducted their business in a manner that is prohibited for “exempted companies” under Bermuda law. Neither the Company nor Platinum Bermuda has received notification from the Bermuda Monetary Authority or any other Bermuda governmental authority of proceedings relating to the modification or revocation of its designation as nonresident for exchange control purposes, its permission to issue and transfer the Shares, or its status as an “exempted company”;
     (cc) Assuming that the Jurisdiction Agreement is binding on the other party or parties thereto and assuming that the Jurisdiction Agreement is not terminated, amended or modified in any way, under the laws of the State of New York relating to submission to jurisdiction pursuant to the Jurisdiction Agreement, the Company has validly and irrevocably submitted to the non-exclusive jurisdiction of any United States Federal or State court in the Borough of Manhattan, the City of New York, or the State of New York (a “New York Court”) with respect to suits, actions or proceedings brought by any Underwriter or by any person who controls any

Underwriter within the meaning of either Section 15 of the Act or Section 20 of the Exchange Act against the Company arising out of or in connection with violations of United States federal securities laws relating to offers and sales of the Shares, and has validly and irrevocably waived, to the fullest extent permitted by law, any objections that it may now or hereafter have to the laying of venue of any such suit, action or proceeding brought in any New York Court based on or arising under this Agreement or any claims that any such suit, action or proceeding brought in any New York Court has been brought in an inconvenient forum; and, under the Jurisdiction Agreement, the Company has duly and irrevocably appointed CT Corporation System as its agent to receive service of process with respect to actions arising out of or in connection with any such suit, action or proceeding, and service of process on CT Corporation System effected in the manner set forth in the Jurisdiction Agreement will be effective under the laws of Bermuda to confer personal jurisdiction over the Company;
     (dd) The Company has not taken, directly or indirectly, any action that has constituted or that was designed to or which has constituted or which might reasonably be expected to cause or result in, under the Exchange Act or otherwise, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares;
     (ee) The financial statements included or incorporated by reference in the Registration Statement, the Pricing Disclosure Package and the Prospectus, together with the related schedules and notes, present fairly in all material respects the financial position of the Company and its subsidiaries on a consolidated basis as of the dates indicated and the results of operations, stockholders’ equity and cash flows of the Company and its subsidiaries on a combined basis for the periods indicated; such financial statements have been prepared in conformity with generally accepted accounting principles in the United States (“GAAP”) applied on a consistent basis throughout the periods involved; the financial statement schedules, if any, included or incorporated by reference in the Registration Statement, the Pricing Disclosure Package and the Prospectus present fairly in all material respects the information required to be stated therein; the selected financial data included or incorporated by reference in the Pricing Disclosure Package and the Prospectus present fairly in all material respects the information shown therein and have been compiled on a basis consistent in all material respects with that of the audited financial statements included or incorporated by reference in the Registration Statement, Pricing Disclosure Package and the Prospectus, as the case may be;
     (ff) The combined statements of underwriting results and identifiable underwriting cash flows of the Reinsurance Underwriting Segment of the St. Paul Travelers Companies, Inc. (“Predecessor”) incorporated by reference in the Registration Statement, the Pricing Disclosure Package and the Prospectus (i) present fairly in all material respects the underwriting results and identifiable underwriting cash flows of Predecessor for the period from January 1, 2002 through November 1, 2002; (ii) comply as to form in all material respects with the applicable accounting requirements of the Act; and (iii) have been prepared in conformity with GAAP applied on a consistent basis throughout the periods involved (except as otherwise noted therein);
     (gg) The selected financial information with respect to the results of operations of Predecessor for the period ended November 1, 2002 and for each of the years ended

December 31, 2001 and 2000 included in the Registration Statement, the Pricing Disclosure Package and the Prospectus (i) present fairly in all material respects the financial position and results of operations of Predecessor for the period ended November 1, 2002 and for each of the years ended December 31, 2001 and 2000; and (ii) have been prepared in conformity with GAAP applied on a consistent basis throughout the periods involved (except as otherwise noted therein);
     (hh) KPMG, LLP, who have certified certain financial statements of Predecessor and the Company and its subsidiaries, and have audited the Company’s internal control over financial reporting and management’s assessment thereof, are independent public accountants as required by the Act and the rules and regulations of the Commission thereunder;
     (ii) No relationship, direct or indirect, exists between or among any of the Company or, to the knowledge of the Company, any of its affiliates (as such term is defined in Rule 405 under the Act) of the Company on the one hand, and any former or current director, officer, stockholder, broker, customer or supplier of any of them, on the other hand, which is required by the Act or the Exchange Act or the rules and regulations thereunder to be described in the Registration Statement, the Pricing Disclosure Package or the Prospectus which is not so described or is not described as required;
     (jj) The Company and its consolidated subsidiaries maintain a system of internal control over financial reporting (as such term is defined in Rule 13a-15(f) of the Exchange Act) that complies with the requirements of the Exchange Act and that is sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management’s authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management’s authorization; (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences; (v) material information relating to the Company and its consolidated subsidiaries is promptly made known to the officers responsible for establishing and maintaining the system of internal accounting controls; and (vi) any significant deficiencies or weaknesses in the design or operation of internal accounting controls which could adversely affect the Company’s ability to record, process, summarize and report financial data, and any fraud whether or not material that involves management or other employees who have a significant role in internal controls, are adequately and promptly disclosed to the Company’s independent auditors and the audit committee of the Company’s board of directors; the Company’s internal control over financial reporting is effective in all material respects and the Company is not aware of any material weaknesses in its internal control over financial reporting;
     (kk) The Company and its consolidated subsidiaries employ disclosure controls and procedures (as such term is defined in Rule 13a-15(e) of the Exchange Act) that comply in all material respects with the requirements of the Exchange Act; such disclosure controls and procedures are designed to ensure that information required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported, within the time periods specified in the Commission’s rules and forms, and is accumulated and communicated to the Company’s management, including its principal executive officer or officers and principal financial officer or officers, as appropriate to allow timely decisions regarding disclosure; such disclosure controls and procedures are effective to provide reasonable assurance that information required to be disclosed by the Company in reports filed or submitted by the Company under the Exchange Act is recorded, processed, summarized and timely reported as specified in the Commission’s rules and forms;
     (ll) There are no transactions, arrangements and other relationships between and/or among the Company, and/or, to the knowledge of the Company, any of its affiliates and any unconsolidated entity, including, but not limited to, any structural finance, special purpose or limited purpose entity (each, an “Off Balance Sheet Transaction”) that could reasonably be expected to affect materially the Company’s liquidity or the availability of or requirements for its capital resources, including those Off Balance Sheet Transactions described in the Commission’s Statement about Management’s Discussion and Analysis of Financial Conditions and Results of Operations (Release Nos. 33-8056; 34-45321; FR-61), required to be described in the Pricing Disclosure Package or the Prospectus which have not been described as required;
     (mm) Since the date of the latest audited financial statements included or incorporated by reference in the Pricing Disclosure Package or the Prospectus, there has been no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting;
     (nn) Except as described in the Pricing Disclosure Package and the Prospectus, the Company has no knowledge of any threatened or pending downgrading of the rating accorded the Company or any of its subsidiaries’ financial strength or claims-paying ability by A.M. Best Company, Inc., Standard & Poor’s Ratings Service, a Division of The McGraw-Hill Companies, Inc., and Moody’s Investors Services, Inc., the only “nationally recognized statistical rating organizations,” as that term is defined by the Commission for purposes of Rule 463(g)(2) under the Act which currently rate the claims-paying ability or one or more of the Company or its subsidiaries;
     (oo) The Shares are duly listed, and admitted and authorized for trading, subject to official notice of issuance on the New York Stock Exchange (the “Exchange”); and
     (pp) The Registration Statements are not the subject of a pending proceeding or examination under Section 8(d) or 8(e) of the Act, and the Company is not the subject of a pending proceeding under Section 8A of the Act in connection with the offering of the Shares.
     2. (a) Subject to the terms and conditions herein set forth and in reliance upon the representations and warranties herein set forth, the Company agrees to sell to each Underwriter, and each Underwriter agrees, severally and not jointly, to purchase from the Company, at a purchase price of $29.25 per share, the amount of the Underwritten Shares set forth opposite such Underwriter’s name in Schedule I hereto; and
     (b) Subject to the terms and conditions herein set forth and in reliance upon the representations and warranties herein set forth, the Company hereby grants to the several Underwriters the right to purchase, severally and not jointly, up to 750,000 Option Shares at the purchase price per share set forth in the paragraph above. Said option may be exercised only to cover over-allotments in the sale of the Underwritten Shares by the Underwriter. Said option may be exercised in whole or in part at any time on or before the 30th day after the date of the Prospectus upon written or telegraphic notice by the Representatives to the Company setting forth the number of Option Shares as to which the Underwriter is exercising the option and the settlement date. The number of Option Shares to be purchased by each Underwriter shall be the same percentage of the total number of Option Shares to be purchased by the several Underwriters as such Underwriter is purchasing of the Underwritten Shares, subject to such adjustments as you in your absolute discretion shall make to eliminate any fractional shares.
     3. Upon the authorization by you of the release of the Shares, the Underwriters propose to offer the Shares for sale upon the terms and conditions set forth in the Prospectus.
     4. (a) The Shares to be purchased by each Underwriter hereunder, in definitive form, and in such authorized denominations and registered in such names as the Representatives may request upon at least forty-eight hours’ prior notice to the Company, shall be delivered by or on behalf of the Company to the Representatives, through the facilities of The Depository Trust Company (“DTC”), for the account of such Underwriter, against payment by or on behalf of such Underwriter of the purchase price therefor by wire transfer of Federal (same-day) funds to the account specified by the Company to the Representatives at least forty-eight hours in advance. The time and date of such delivery and payment of the Underwritten Shares and the Option Shares (if the option provided for in Section 2 (b) hereof shall have been exercised on or before the third New York Business Day prior to the First Time of Delivery) shall be 9:30 a.m., New York City time, on December 6, 2005 or such other time and date as the Representatives and the Company may agree upon in writing. Such time and date for delivery of the Shares is herein called the “First Time of Delivery.” The time and date of delivery and payment of the Option Shares (if the option provided for in Section 2 (b) hereof is exercised after the third New York Business Day prior to the First Time of Delivery) shall be 9:30 AM, New York City time, on the date specified by the Representatives (which shall be within three New York Business Days after exercise of said option). Such time and date for delivery of the Option Shares, which is subsequent to the First Time of Delivery, is herein called the “Subsequent Time of Delivery,” and each such time and date for delivery is herein called a “Time of Delivery.”
     (b) The documents to be delivered at each Time of Delivery by or on behalf of the parties hereto pursuant to Section 7 hereof, including the cross receipt for the Shares and any additional documents requested by the Representatives pursuant to Section 7(n) hereof, will be delivered at the offices of Fried, Frank, Harris, Shriver & Jacobson LLP One New York Plaza, New York, New York 10004 (the “Closing Location”), at such Time of Delivery. If settlement for the Option Shares occurs after the First Time of Delivery, the Company shall deliver to the Representatives on the Subsequent Time of Delivery, and the obligation of the Underwriters to purchase the Option Shares shall be conditioned upon receipt of, supplemental opinions, certificates and letters confirming as of such date the opinions, certificates and letters delivered on the First Time of Delivery pursuant to Section 8 hereof. A meeting will be held at the Closing Location at 2:00 p.m., New York City time, on the New York Business Day next preceding such Time of Delivery, at which meeting the final drafts of the documents to be delivered pursuant to the preceding sentence will be available for review by the parties hereto. For the purposes of this Section 4, “New York Business Day” shall mean each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in New York are generally authorized or obligated by law or executive order to close.
     5. The Company agrees with each of the several Underwriters:

     (a) To prepare the Prospectus in a form approved by you and to file such Prospectus pursuant to Rule 424(b) under the Act not later than the Commission’s close of business on the second business day following the execution and delivery of this Agreement, or, if applicable, such earlier time as may be required by Rule 430A(a)(3) under the Act; to make no further amendment or any supplement to the Registration Statement, the Basic Prospectus or the Prospectus prior to such Time of Delivery which shall be disapproved by you promptly after reasonable notice thereof; to advise you, promptly after it receives notice thereof, of the time when any amendment to the Registration Statement has been filed or becomes effective or any supplement to the Prospectus or any amended Prospectus has been filed and to furnish you with copies thereof; to file promptly all material required to be filed by the Company with the Commission pursuant to Rule 433(d) under the Act; to file promptly all reports and any definitive proxy or information statements required to be filed by the Company with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of the Prospectus and for so long as the delivery of a prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) is required in connection with the offering or sale of the Shares; to advise you, promptly after it receives notice thereof, of the issuance by the Commission of any stop order or of any order preventing or suspending the use of any preliminary prospectus or other prospectus, of the suspension of the qualification of the Shares (or the Common Shares issuable upon conversion of the Shares) for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding for any such purpose, or of any request by the Commission for the amending or supplementing of the Registration Statement or Prospectus or for additional information; and, in the event of the issuance of any stop order or of any order preventing or suspending the use of any preliminary prospectus or other prospectus or suspending any such qualification, promptly to use its reasonable best efforts to obtain the withdrawal of such order; the Company will prepare a final term sheet (the “Final Term Sheet”) reflecting the final terms of the Shares, in form and substance satisfactory to the Representatives, and shall file such Final Term Sheet as an Issuer Represented Free Writing Prospectus prior to the close of business two business days after the date hereof; provided that the Company shall furnish the Representatives with copies of any such Final Term Sheet a reasonable amount of time prior to such proposed filing and will not use or file any such document to which the Representatives or counsel to the Underwriters shall reasonably object;
     (b) Promptly from time to time to take such action as you may reasonably request to qualify the Shares (and the Common Shares issuable upon conversion of the Shares) for offering and sale under the securities laws of such jurisdictions as you may request and to comply in all material respects with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the distribution of the Shares, provided that in connection therewith the Company shall not be required to qualify as a foreign corporation or to file a general consent to service of process in any jurisdiction or become subject to taxation in any jurisdiction;
     (c) Prior to 10:00 A.M., New York City time, on the New York Business Day next succeeding the date of this Agreement and from time to time, to furnish the Underwriters with written and electronic copies of the Prospectus in New York City in such quantities as you may reasonably request, and, if the delivery of a prospectus (or in lieu thereof, the notice referred to in Rule 173(a)

under the Act) is required at any time prior to the expiration of nine months after the time of issue of the Prospectus in connection with the offering or sale of the Shares (and the Common Shares issuable upon conversion of the Shares) and if at such time any event shall have occurred as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) is delivered, not misleading, or, if for any other reason it shall be necessary during such period to amend or supplement the Prospectus or to file under the Exchange Act any document incorporated by reference in the Prospectus in order to comply with the Act or the Exchange Act, to notify you and upon your request to file such document and to prepare and furnish without charge to each Underwriter and to any dealer in securities as many written and electronic copies as you may from time to time reasonably request of an amended Prospectus or a supplement to the Prospectus which will correct such statement or omission or effect such compliance, and in case any Underwriter is required to deliver a prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) in connection with sales of any of the Shares (and the shares of Common Shares issuable upon conversion of the Shares) at any time nine months or more after the time of issue of the Prospectus, upon your request but at the expense of such Underwriter, to prepare and deliver to such Underwriter as many written and electronic copies as you may reasonably request of an amended or supplemented Prospectus complying with Section 10(a)(3) of the Act;
     (d) To make generally available to its securityholders as soon as practicable, but in any event not later than eighteen months after the effective date of the Registration Statement (as defined in Rule 158(c) under the Act), an earnings statement of the Company and its subsidiaries (which need not be audited) complying with Section 11(a) of the Act and the rules and regulations thereunder (including, at the option of the Company, Rule 158);
     (e) During the period beginning from the date hereof and continuing to and including the date 90 days after the date of the Prospectus, not to offer, sell, contract to sell or otherwise dispose of, except as provided hereunder, any of the Shares or Common Shares or any securities of the Company that are substantially similar to the Shares or Common Shares, any securities that are convertible into or exchangeable for, or that represent the right to receive, Shares or Common Shares or any such substantially similar securities (other than the Common Shares sold pursuant to the Common Shares Underwriting Agreement, any securities issuable upon the conversion of the Shares offered hereby and securities issued pursuant to any director or employee stock option or benefit plans existing on, or upon the exercise, conversion or exchange of convertible or exchangeable securities or options outstanding as of the date of this Agreement), or to file any registration statement with the Commission under the Act relating to any such securities, without the prior written consent of the Representatives;
(f) To make available to its shareholders all information as required by the Exchange Act;
     (g) If not otherwise available on the Commission’s Electronic Data Gathering, Analysis and Retrieval System or similar system, during a period of five years from the effective date of the Registration Statement, to furnish to its shareholders as soon as practicable after the end of each fiscal year an annual report (including a balance sheet and statements of income, shareholders’ equity and cash flows of the Company and its consolidated subsidiaries certified by independent public accountants) and, as soon as practicable after the end of each of the first three quarters of each fiscal year (beginning with the fiscal quarter ending after the effective date of the Registration Statement), consolidated summary financial information of the Company and its subsidiaries for such quarter in reasonable detail, provided, however, that if the Company is subject to the reporting requirements of the Exchange Act, the Company shall not be required to provide such information prior to the time such information is filed with the Commission;
     (h) If not otherwise available on the Commission’s Electronic Data Gathering, Analysis and Retrieval System or similar system, during a period of five years from the effective date of the Registration Statement, to furnish to you copies of all reports or other communications (financial or other) furnished to shareholders of the Company, and to deliver to you (i) as soon as they are available, copies of any reports and financial statements furnished to or filed with the Commission or any securities exchange on which the Shares, the Common Shares or any other class of securities of the Company is listed; and (ii) such additional non-confidential information that is available without undue expense concerning the business and financial condition of the Company as you may from time to time reasonably request in writing (such financial statements to be prepared on a consolidated basis to the extent the accounts of the Company and its subsidiaries are consolidated in reports furnished to its shareholders generally or to the Commission); provided, however, that if the Company is subject to the reporting requirements of the Exchange Act, the Company shall not be required to provide such information prior to the time such information is provided to the Commission;
     (i) To notify the Representatives immediately, and promptly confirm the notice in writing, of any examination of the Registration Statement pursuant to Section 8(e) of the Act or if the Company becomes the subject of a proceeding under Section 8A of the Act in connection with the offering of the Shares;
     (j) To use its best efforts to obtain listing of the Shares on the Exchange, and to maintain the listing of the Common Shares on the Exchange;
     (k) To reserve and keep available at all times, free of preemptive rights, a sufficient number of its Common Shares for the purpose of enabling the Company to satisfy any obligation to issue its Common Shares upon conversion of the Shares;
     (l) If the Company elects to rely upon Rule 462(b), the Company shall file a Rule 462(b) Registration Statement with the Commission in compliance with Rule 462(b) by 10:00 P.M., Washington, D.C. time, on the date of this Agreement, and the Company shall at the time of filing either pay to the Commission the filing fee for the Rule 462(b) Registration Statement or give irrevocable instructions for the payment of such fee pursuant to Rule 111(b) under the Act;
     (m) No later than December 31, 2006, the Company will present to its shareholders for approval a resolution proposing that Article 51(4) of the Company’s Bye-laws (which may be interpreted to limit the voting rights of the Shares) be deleted in its entirety and recommend to the shareholders that such resolution be approved and adopted; and, promptly following such approval and adoption, the Company will amend its Bye-laws to delete Article 51(4) in its entirety; provided that if the Bye-laws have not been so amended prior to December 31, 2006 (a “Voting Default”) then, as liquidated damages for such Voting Default, for the period from January 1, 2007 until the date that the Bye-laws have been so amended, additional amounts (“Liquidated Damages”), in addition to regular dividends, shall accrue on the outstanding Shares at a per annum rate of 0.25% of the aggregate liquidation preference of the outstanding Shares during the first 90-day period following the occurrence of such Voting Default, and at a per annum rate of 0.50% thereafter for any remaining period during which a Voting Default continues; provided further that Liquidated Damages shall be paid on dividend payment dates to the holders of record for the payment of dividends on the Shares; and
     (n) Prior to and until the date the Company’s Bye-laws are amended to delete Article 51(4) of the Company’s Bye-laws, the Company will not take any action which would vary the rights attached to the Shares, by amalgamation or otherwise.
     6. (a) The Company represents and agrees that, without the prior consent of the Representatives, it has not made and will not make any offer relating to the Shares that would constitute a “free writing prospectus” as defined in Rule 405 under the Act; any such free writing prospectus the use of which has been consented to by the Representatives is listed on Schedule II(a) or Schedule II(b) hereto;
     (b) The Company has complied and will comply with the requirements of Rule 433 under the Act applicable to any Issuer Represented Free Writing Prospectus, including timely filing with the Commission or retention where required and legending;
     (c) The Company agrees that if at any time following issuance of an Issuer Represented Free Writing Prospectus any event occurred or occurs as a result of which such Issuer Represented Free Writing Prospectus would conflict with the information in the Registration Statement, the Pricing Disclosure Package or the Prospectus or would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in light of the circumstances then prevailing, not misleading, the Company will give prompt notice thereof to the Representatives and, if requested by the Representatives, will prepare and furnish without charge to each Underwriter an Issuer Represented Free Writing Prospectus or other document which will correct such conflict, statement or omission.
7. The Company covenants and agrees with the several Underwriters that the Company will pay or cause to be paid the following: (i) the fees, disbursements and expenses of the Company’s counsel and accountants in connection with the registration of the Shares (and the shares of Common Shares issuable upon conversion of the Shares) under the Act and all other expenses in connection with the preparation, printing and filing of the Registration Statement, the Basic Prospectus, any Preliminary Prospectus, any Issuer Represented Free Writing Prospectus and the Prospectus and amendments and supplements thereto and the mailing and delivering of copies thereof to the Underwriters and dealers; (ii) the cost of printing or producing this Agreement, the Jurisdiction Agreement, the Blue Sky Memorandum, closing documents (including any compilations thereof) and any other documents in connection with the offering, purchase, sale and delivery of the Shares; (iii) all expenses in connection with the qualification of the Shares (and the shares of Common Shares issuable upon conversion of the Shares) for offering and sale under state securities laws as provided in Section 5(b) hereof, including the reasonable fees and disbursements of counsel for the Underwriters in connection with such qualification and in connection with the Blue Sky survey; (iv) all fees and expenses in connection with listing the Shares on the Exchange; (v) the filing fees incident to, and the reasonable fees and disbursements of counsel for the Underwriters in connection with, securing any required review by the National Association of Securities Dealers, Inc. of the terms of the sale of the Shares; (vi) the cost and charges of any transfer agent or registrar; and (vii) all other costs and expenses incident to the performance of its obligations hereunder which are not otherwise specifically provided for in this Section. It is understood, however, that, except as provided in this Section, and Sections 9 and 12 hereof, the Underwriters will pay all of their own costs and expenses, including the fees of their counsel, stock transfer taxes on resale of any of the Shares by them, and any advertising expenses connected with any offers they may make.
     8. The obligations of the Underwriters hereunder, as to the Shares to be delivered at each Time of Delivery, shall be subject, in their discretion, to the condition that all representations and warranties and other statements of the Company herein are, at and as of each Time of Delivery, as applicable, true and correct, the condition that the Company shall have performed all of its obligations hereunder theretofore to be performed, and the following additional conditions:
     (a) The Prospectus shall have been filed with the Commission pursuant to Rule 424(b) within the applicable time period prescribed for such filing by the rules and regulations under the Act (without reliance on Rule 424(b)(8))and in accordance with Section 5(a) hereof; if the Company has elected to rely upon Rule 462(b), the Rule 462(b) Registration Statement shall have become effective by 10:00 P.M., Washington, D.C. time, on the date of this Agreement; all material required to be filed by the Company pursuant to Rule 433(d) under the Act shall have been filed with the Commission within the applicable time period prescribed for such filing by Rule 433; no stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued and no proceeding for that purpose shall have been initiated or threatened by the Commission; no stop order suspending or preventing the use of the Prospectus or any Issuer Represented Free Writing Prospectus shall have been initiated or threatened by the Commission; and all requests for additional information on the part of the Commission shall have been complied with to your reasonable satisfaction;
     (b) Fried, Frank, Harris, Shriver & Jacobson LLP, counsel for the Underwriters, shall have furnished to you such written opinion or opinions, dated such Time of Delivery in a form or forms acceptable to you, and such counsel shall have received such papers and information as they may reasonably request to enable them to render such opinion or opinions;
     (c) Dewey Ballantine LLP, counsel for the Company, shall have furnished to you their written opinion or opinions (a draft of such opinion or opinions are attached as Annex II(a) hereto), dated such Time of Delivery, in form and substance satisfactory to you, to the effect that:
     (i) Assuming each of this Agreement and the Jurisdiction Agreement has been duly authorized, executed and delivered by the Company under Bermuda law, each of this Agreement and the Jurisdiction Agreement has been duly delivered by the Company under New York law.
     (ii) Based solely on such counsel’s review of the Certificate of Good Standing of Platinum US certified by the Secretary of the State of Maryland, dated such date as stated in such counsel’s opinion (with a telephonic confirmation dated the date of such counsel’s opinion), Platinum US has been duly incorporated and is an existing corporation in good standing under the laws of the State of Maryland, with corporate power and authority to conduct its business as described in the Prospectus.
     (iii) Platinum Finance has been duly incorporated and is an existing corporation in good standing under the laws of the State of Delaware, with corporate power and authority to conduct its business as described in the Prospectus; all of the outstanding shares of Platinum Finance’s common stock have been duly authorized and validly issued and are fully paid and non-assessable and are registered in the name of Platinum Ireland.
     (iv) To such counsel’s knowledge, the only agreements in which the Company has agreed to register any securities are the Remarketing Registration Rights Agreement (as defined in Schedule II(c) hereto), 2005 Registration Rights Agreement (as defined in Schedule II(c) hereto), the Registration Rights Agreement (as defined in Schedule II(c) hereto) and the Transfer Restrictions, Registration Rights and Standstill Agreement (as defined in Schedule II(c) hereto) as may be amended from time to time.
     (v) Assuming that each of the Filed Agreements that is governed by New York law and to which the Company is a party has been duly authorized, executed and delivered by the Company under Bermuda law and is binding on the other party or parties thereto, each of such agreements has been duly delivered by the Company under New York law and constitutes a valid and legally binding obligation of the Company enforceable against the Company in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles (other than the indemnities provided for in the Remarketing Registration Rights Agreement, the Registration Rights Agreement, the 2005 Registration Rights Agreement, and the Transfer Restrictions, Registration Rights and Standstill Agreement, as may be amended from time to time, as to which no opinion is expressed).
     (vi) Assuming that each of the Filed Agreements that is governed by New York law and to which Platinum US is a party has been duly authorized, executed and delivered by Platinum US under Maryland law and is binding on the other party or parties thereto, each of such Filed Agreements constitutes a valid and legally binding obligation of Platinum US enforceable against Platinum US in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles, except that such counsel need not express any opinion as to the enforceability of any leases, sub-leases or assignments of leases or other agreements relating to real property constituting a Filed Agreement.
     (vii) Assuming that each of the Filed Agreements that is governed by New York law to which Platinum Finance is a party is binding on the other party or parties thereto, each of such Filed Agreements has been duly authorized, executed and delivered by Platinum Finance and constitutes a valid and legally binding obligation of Platinum Finance enforceable against Platinum Finance in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles (other than the indemnities provided for in the Remarketing Registration Rights Agreement and the 2005 Registration Rights Agreement, as to which no opinion is expressed) except that such counsel need not express any opinion as to the enforceability of any leases, sub-leases or assignments of leases or other agreements relating to real property constituting a Filed Agreement.
     (viii) No consent, approval, authorization or order of, or qualification with, any United States Federal or New York State governmental body or agency is required for the issuance and sale of the Shares, except such as may be required by the Act and the securities or Blue Sky laws of the State of New York.
     (ix) The issuance and sale by the Company of the Shares pursuant to and in the manner contemplated by this Agreement, the compliance by the Company with all the provisions of the Certificate of Designation, and the performance by the Company of its obligations under this Agreement will not (i) result in a default under or a breach of any of the Filed Agreements that is governed by New York law and to which the Company or any subsidiary is a party, except any such default or breaches as (A) would not, individually or in the aggregate, have a material adverse effect on the consolidated financial position, shareholders’ equity or results of operations of the Company and its subsidiaries, taken as a whole, (B) would not affect the due authorization and valid issuance of the Shares and the Common Shares issuable upon conversion of the Shares; (C) would not adversely affect the consummation of the transactions contemplated by this Agreement, or (D) may result under the Transfer Restrictions, Registration Rights and Standstill Agreement (as defined in Schedule II(c) of this Agreement), as may be amended from time to time, which have been waived by RenaissanceRe Holdings Ltd. (“RenaissanceRe”) pursuant to a letter dated the date of this Agreement, between the Company and RenaissanceRe, a copy of which has been delivered to the Representatives; or (ii) violate any Federal law of the United States or law of the State of New York applicable to the Company; provided, however, that for purposes of this paragraph (ix), such counsel need not express any opinion with respect to Federal or state securities laws, other antifraud laws or fraudulent transfer laws; and provided, further, that insofar as performance by the Company of its obligations under such agreements is concerned, such counsel need not express any opinion as to bankruptcy, insolvency, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights or general equity principles.
     (x) Assuming that the Jurisdiction Agreement has been duly authorized, executed and delivered by the Company under Bermuda law and is binding on the other party or parties thereto and assuming that the Jurisdiction Agreement is not terminated, amended or modified in any way, under the laws of the State of New York relating to submission to jurisdiction, pursuant to the Jurisdiction Agreement, (A) the Company has validly and irrevocably submitted to the non-exclusive jurisdiction of any New York Court with respect to any legal suit, action or proceeding against the Company brought by any Underwriter or by any Control Person (as defined in the Jurisdiction Agreement) arising out of or based on this Agreement or the transactions contemplated hereby, and has validly and irrevocably waived, to the fullest extent that it may effectively do so, any objection to the venue of such suit, action or proceeding in any such court, and (B) the Company has validly appointed CT Corporation

System as its authorized agent for the purpose and to the extent described in the Jurisdiction Agreement, and service of process effected on such agent in the manner set forth therein will be effective to confer valid personal jurisdiction over the Company with respect to such suit, action or proceeding, assuming, in each of clauses (A) and (B), (1) the validity of such actions under Bermuda law and (2) the due authorization, execution and delivery of the Jurisdiction Agreement by each Underwriter.
     (xi) The Company is not required to register as an “investment company” under the Investment Company Act and the rules and regulations promulgated thereunder.
     (xii) The statements set forth in the Form 10-K under the caption “Related Party Transactions” and in the Pricing Disclosure Package and the Prospectus under the captions “Description of the Series A Mandatory Convertible Preferred Shares”, “Certain Tax Considerations—Taxation of the Company, Platinum US, Platinum UK, Platinum Bermuda and Platinum Ireland—United States Federal Income Taxation,” “Certain Tax Considerations—Taxation of Shareholders—United States Taxation of U.S. and Non-U.S. Shareholders” and “Underwriting” insofar as they purport to describe the provisions of the Federal laws and documents referred to therein, are true and complete in all material respects.
     Such counsel shall also furnish to you its written opinion that the Registration Statement, as of its effective date, the Prospectus, as of the date of the Prospectus, and any further amendments and supplements thereto, as applicable, and each of the documents incorporated therein by reference which were filed under the Exchange Act, as of their respective dates (in each case, other than the financial statements and related notes and schedules and other financial information therein, as to which such counsel need express no opinion), appeared on their face to be appropriately responsive in all material respects to the requirements of the Act or the Exchange Act, as applicable and the applicable rules and regulations of the Commission thereunder. Further, nothing came to such counsel’s attention in the course of its review that has caused such counsel to believe (i) that the Registration Statement, or any amendment thereto, as of its effective date (other than the financial statements and related notes and schedules and other financial information therein, as to which such counsel need express no opinion) contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading, or (ii) that the Pricing Disclosure Package, taken as a whole (other than the financial statements and related notes and schedules and other financial information therein, as to which such counsel need express no opinion), as of the Applicable Time, contained any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of circumstances under which they were made, not misleading; or (iii) that any of the Prospectus, as of the date of the Prospectus, and the documents incorporated therein by reference which were filed under the Exchange Act, as of their respective dates (in each case, other than the financial statements and related notes and schedules and other financial information therein, as to which such counsel need express no opinion) contained any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. Also, nothing has come to such counsel’s attention that has caused such counsel to believe that the

Prospectus, as of the date and time of delivery of such counsel’s written opinion (other than the financial statements and related notes and schedules and other financial information therein, as to which such counsel need express no opinion), contained any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. Furthermore, such counsel does not know of any amendment to the Registration Statement required to be filed or of any contracts or other documents of a character required to be filed as an exhibit to the Registration Statement or required to be incorporated by reference into the Prospectus or required to be described in the Registration Statement, the Basic Prospectus or the Prospectus, which are not filed or incorporated by reference or described as required. Such counsel shall state that they do not assume any responsibility for the accuracy or completeness of the statements contained in the Registration Statement, the Pricing Disclosure Package, the Prospectus or in any of the documents incorporated therein by reference which were filed under the Exchange Act, except for those made under the caption “Related Party Transactions” in the Form 10-K and under the captions “Description of the Mandatory Convertible Preferred Shares”, “Certain Tax Considerations—Taxation of the Company, Platinum US, Platinum UK, Platinum Bermuda and Platinum Ireland—United States Federal Income Taxation,” “Certain Tax Considerations—Taxation of Shareholders—United States Taxation of U.S. and Non-U.S. Shareholders” and “Underwriting” in the Pricing Disclosure Package and the Prospectus insofar as they relate to provisions of documents or of United States Federal tax law therein described.
     Such counsel may state that its opinions are solely for the benefit of the several Underwriters and may not be relied upon, used, circulated, summarized, referred to or quoted by any other person or for any other purpose, or reproduced or filed publicly by any person, in whole or in part, without such counsel's prior written consent.
     (d) Conyers, Dill & Pearman, outside Bermuda counsel for the Company, shall have furnished to you their written opinion (a draft of such opinion is attached as Annex II(b) hereto), dated such Time of Delivery, in form and substance satisfactory to you, to the effect that:
     (i) Each of the Company and Platinum Bermuda is a limited liability company duly incorporated and existing under the laws of Bermuda in good standing (“good standing” meaning solely that it has not failed to make any filing with any Bermuda governmental authority or to pay any Bermuda government fee or tax which would make it liable to be struck off the Register of Companies and thereby cease to exist under the laws of Bermuda).
     (ii) Each of the Company and Platinum Bermuda has the power and authority to own, lease and operate its properties as described in the Pricing Disclosure Package and the Prospectus.
     (iii) The Company has the necessary corporate power and authority to carry on its business as described in the Pricing Disclosure Package and the Prospectus. Platinum Bermuda has the necessary corporate power and authority to carry on its business as described in the Pricing Disclosure Package and the Prospectus, including its insurance and reinsurance business as described in the Pricing Disclosure Package and the Prospectus, and is registered as a Class 4 insurer under the Insurance Act 1978 effective June 6, 2002 and is licensed to carry on long-term business subject to the provisions of the Insurance Act 1978 and the regulations promulgated thereunder, and the conditions set out in Schedule I to the Certificate of Registration, issued by the Bermuda Monetary Authority to Platinum Bermuda, dated June 6, 2002. No further approvals of the insurance regulatory, governmental or administrative body or authority of Bermuda are required for the conduct of such business by each of the Company and Platinum Bermuda.
     (iv) The Company has the necessary corporate power and authority to enter into and perform its obligations under this Agreement and the Jurisdiction Agreement. The execution and delivery of this Agreement and the Jurisdiction Agreement by the Company and the performance by the Company of its obligations thereunder will not violate the memorandum of association or bye-laws of the Company nor any applicable law, regulation, order or decree in Bermuda.
     (v) The Company has taken all corporate action required to authorize its execution, delivery and performance of this Agreement and the Jurisdiction Agreement. This Agreement and the Jurisdiction Agreement have been duly executed and delivered by or on behalf of the Company and constitute the valid, binding and enforceable obligation of the Company in accordance with the terms thereof.
     (vi) The Company has taken all corporate action required to duly authorize its execution and delivery to the Commission of the Registration Statement.
     (vii) No order, consent, approval, license, authorization or validation of, registration with or exemption by any government or public body or authority of Bermuda or any sub-division thereof is required to authorize or is required in connection with the execution, delivery, performance and enforcement of this Agreement or the Jurisdiction Agreement, except such as have been duly obtained in accordance with Bermuda law.
     (viii) No order, consent, approval, license, authorization or validation of, registration with or exemption by any government or public body or authority of Bermuda or any sub-division thereof is required to authorize or is required in connection with the sale of the Shares by the Company, except such as have been duly obtained in accordance with Bermuda law.
     (ix) It is not necessary or desirable to ensure the enforceability in Bermuda of this Agreement or the Jurisdiction Agreement that they be registered in any register kept by, or filed with, any governmental authority or regulatory body in Bermuda.
     (x) Based solely on a review of a certified copy of the Company’s Memorandum of Association, the Company has an authorized share capitalization as described in the Prospectus. Based solely on a review of a certified copy of the Register of Members of the Company prepared by the Registrar and Transfer Agent of the Company (the “Register of Members”), dated such date as stated in such counsel’s opinion, the issued share capital of the Company at the date of the Register of Members consists of such number, as specified in such counsel’s opinion and such shares are duly authorized and validly issued, fully paid and nonassessable (which term means, when used in this Section 8(d), that no further sums are required to be paid by the holders thereof in connection with the issue thereof); and the Common Shares issuable upon conversion of the Shares have been duly and validly authorized and, when issued and delivered in accordance with the provisions of the Certificate of Designation, will be duly and validly issued and fully paid and non-assessable and will conform to the description of the Common Shares in the Pricing Disclosure Package and the Prospectus.
     (xi) Subject to the requirement that any shares of the Company are listed on the Exchange or on another appointed stock exchange (as defined in section 2(1) of the Companies Act 1981), the Company has received permission under the Exchange Control Act 1972 (and Regulations made thereunder) from the Bermuda Monetary Authority for: (i) the issue and subsequent free transferability of the Company’s shares, up to the amount of its authorized capital from time to time, to and among persons non-resident of Bermuda for exchange control purposes; (ii) the issue and subsequent free transferability of up to 20% of the Company’s shares in issue from time to time to persons resident in Bermuda for exchange control purposes; and (iii) the issuance of options, warrants, depository receipts, rights, loan notes and other securities of the Company and the subsequent free transferability thereof.
     (xii) The Shares have been duly authorized and, when issued in accordance with the Certificate of Designation and delivered against payment therefore as provided herein, will be validly issued, fully-paid and non-assessable. The Shares conform, to the description of the Company’s Shares found in the Pricing Disclosure Package and the Prospectus under the caption “Description of Mandatory Convertible Preferred Shares”.
     (xiii) The sale of the Shares by the Company pursuant to this Agreement will not constitute unlawful financial assistance by the Company under Bermuda law.
     (xiv) Based solely on such counsel’s review of a certified copy of the Register of Members of Platinum Bermuda dated as of the date set forth in such opinion, all of the issued shares of Platinum Bermuda have been duly authorized and validly issued, fully paid and non-assessable (as such term is defined above) and are registered in the name of the Company.
     (xv) Neither this Agreement nor the Jurisdiction Agreement will be subject to ad valorem stamp duty in Bermuda and no registration, documentary, recording, transfer or other similar tax, fee or charge is payable in Bermuda in connection with the execution, delivery, filing, registration or performance of this Agreement or the Jurisdiction Agreement or the delivery of the Shares by the Company to the Underwriter pursuant to this Agreement.
     (xvi) Under current Bermuda law there is no Bermuda income tax, withholding tax, capital gains tax, capital transfer tax, estate or inheritance tax, payable by investors who are not resident in Bermuda (or are deemed not to be resident in Bermuda for Bermuda exchange purposes).
     (xvii) The Company and Platinum Bermuda have received from the Bermuda Minister of Finance an assurance under The Exempted Undertakings Tax Protection Act 1966 of Bermuda to the effect that in the event Bermuda enacts any legislation imposing tax computed on profits or income, or computed on any capital asset, gain or appreciation, or any tax in the nature of estate duty or inheritance tax, then such tax will not apply to the Company and Platinum Bermuda or to any of their operations or their shares, debentures or other obligations, until March 28, 2016. This assurance does not preclude the application of any tax or duty to persons that are “ordinarily resident” in Bermuda or the application of any tax payable by the Company or Platinum Bermuda in accordance with the provision of the Land Tax Act of 1967 of Bermuda or otherwise payable in relation to any property leased to the Company or Platinum Bermuda in Bermuda.
     (xviii) The statements in the Pricing Disclosure Package and the Prospectus under the captions “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Financial Condition, Liquidity and Capital Resources—Liquidity Requirements” and “Business—Our Business—Regulation—Bermuda Regulation,” “Description of Our Share Capital,” “Certain Tax Considerations—Taxation of the Company, Platinum US, Platinum UK, Platinum Bermuda and Platinum Ireland—Bermuda” and “Certain Tax Considerations—Taxation of Shareholders—Bermuda Taxation,” to the extent that they constitute statements of Bermuda law, are accurate in all material respects.
     (xix) The Company can sue and be sued in its own name under the laws of Bermuda.
     (xx) The choice of New York law as the governing law of this Agreement and the Jurisdiction Agreement is a valid choice of law and would be recognized and given effect to in any action brought before a court of competent jurisdiction in Bermuda, except for those laws (i) which such court considers to be procedural in nature, (ii) which are revenue or penal laws or (iii) the application of which would be inconsistent with public policy, as such term is interpreted under the laws of Bermuda. The submission in the Jurisdiction Agreement to the non-exclusive jurisdiction of the New York Courts (as defined in the Jurisdiction Agreement) is valid and binding upon the Company.
     (xxi) The courts of Bermuda would recognize as a valid judgment, a final and conclusive judgment in personam, obtained in the New York Courts against the Company based upon this Agreement and the Jurisdiction Agreement under which a sum of money is payable (other than a sum of money payable in respect of multiple damages, taxes or other charges of a like nature or in respect of a fine or other penalty) and would give a judgment based thereon provided that (a) such courts had proper jurisdiction over the parties subject to such judgment, (b) such courts did not contravene the rules of natural justice of Bermuda, (c) such judgment was not obtained by fraud, (d) the enforcement of the judgment would not be contrary to the public policy of Bermuda, (e) no new admissible evidence relevant to the action is submitted prior to the rendering of the judgment by the courts of Bermuda and (f) there is due compliance in seeking validation of such judgment with the correct procedures under the laws of Bermuda.
     (xxii) Under Section 16 of the Companies Act 1981, the bye-laws of the Company shall bind the Company and the members of the Company to the same extent as if such bye-

laws had been signed and sealed by each such member, and contain covenants on the part of each such member to observe all the provisions of the bye-laws of the Company, except, as provided in Section 17 of the Companies Act 1981, no member of the Company shall be bound by an alteration made in the bye-laws after the date on which he became a member, if and so far as the alteration requires him to take or subscribe for more shares than the number held by him at the date on which the alteration is made, or in any way increases his liability as at that date to contribute to the share capital of, or otherwise to pay money to, the Company (unless the member agrees in writing, either before or after the alteration is made, to be bound thereby).
     (xxiii) Based solely on a search of the Register of Charges, maintained by the Registrar of Companies pursuant to Section 55 of the Companies Act 1981, conducted on the date identified in such opinion, there are no registered charges registered against the Company or Platinum Bermuda.
     (xxiv) based solely on a search of hte Register of Charges, maintained by the Register of Companies pursuant to Section 55 of the Companies Act of 1981, conducted on the date identified in such opinion, there is the registered charge set out in the schedule attached to such opinion registered against Plantinum Bermuda.
     (xxv) Based solely upon a search of the Cause Book of the Supreme Court of Bermuda conducted on the date identified in such opinion, there are no judgments, nor legal or governmental proceedings pending in Bermuda to which either of the Company.
     (xxvi) None of the Underwriters will be deemed to be resident, domiciled or carrying on business in Bermuda by reason only of the execution, performance and enforcement of this Agreement, or the Jurisdiction Agreement, or the enforcement of the Certificate of Designation or the Jurisdiction Agreement.
     (xxvi) Each of the Underwriters has standing to bring an action or proceedings before the appropriate courts in Bermuda for the enforcement of this Agreement or the Jurisdiction Agreement. It is not necessary or advisable in order for any Underwriter to enforce its rights under this Agreement, or the Jurisdiction Agreement, including the exercise of remedies thereunder, that it be licensed, qualified or otherwise entitled to carry on business in Bermuda.
     (xxvii) The Company and Platinum Bermuda have been designated as non-resident for the purposes of the Exchange Control Act, 1972 and as such are free to acquire, hold and sell foreign currency (including the payment of dividends and other distributions) and securities without restriction. No currency exchange control laws or withholding taxes of Bermuda apply to the payment of dividends (a) on the Common Shares by the Company or (b) by Platinum Bermuda to the Company, except in each case as described in or contemplated by the Prospectus; and Platinum Bermuda is not currently prohibited by any Bermuda law or governmental authority, directly or indirectly, from paying any dividends to the Company, from making any other distributions on its capital stock, from repaying to the Company any loans or advances to it from the Company or from transferring any of its property or assets to the Company, except as contemplated by the Prospectus.
     (xxviii) Neither the Company nor Platinum Bermuda is entitled to any immunity under the laws of Bermuda, whether characterized as sovereign immunity or otherwise, from any legal proceedings to enforce this Agreement, the Certificate of Designation or the Jurisdiction Agreement in respect of itself or its property.

     (xxx) The procedure for the service of process on the Company through C.T. Corporation System in New York, New York, United States of America, acting as agent for the Company, as set out in Section 1(z) of this Agreement and in the Jurisdiction Agreement, would be effective, in so far as Bermuda law is concerned, to constitute valid service of the proceedings on the Company.
     (e) Michael E. Lombardozzi, Executive Vice President, General Counsel and Secretary of the Company, shall have furnished to you his written opinion (a draft of such opinion is attached as Annex II(c) hereto), dated such Time of Delivery, in form and substance satisfactory to you, to the effect that:
     (i) The Company has been duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification, or is subject to no material liability or disability by reason of failure to be so qualified in any such jurisdiction (such counsel being entitled to rely in respect of the opinion in this clause upon opinions of local counsel and in respect of matters of fact upon certificates of officers of the Company and of public officials, provided that such counsel shall state that he believes that both you and he are justified in relying upon such opinions and certificates);
     (ii) To the best of such counsel’s knowledge and other than as set forth in the Pricing Disclosure Package and the Prospectus, there are no legal or governmental proceedings pending to which the Company or any of its subsidiaries is a party or of which any property of the Company or any of its subsidiaries is the subject which, if determined adversely to the Company or any of its subsidiaries, would individually or in the aggregate have a material adverse effect on the consolidated financial position, shareholders’ equity or results of operations of the Company and its subsidiaries, taken as a whole; and, to the best of such counsel’s knowledge, no such proceedings are threatened or contemplated by governmental authorities or threatened by others.
     (iii) The issuance and sale by the Company of the Shares being delivered at such Time of Delivery pursuant to and in the manner contemplated by this Agreement and the compliance by the Company with all of the provisions of this Agreement and the Jurisdiction Agreement, the compliance by the Company with the provisions of the Certificate of Designation and the consummation of the transactions herein and therein contemplated will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or give rise to a right of termination under, any of the Filed Agreements or under any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument known to such counsel to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject, other than such conflicts, breaches, violations, defaults and termination rights which (A) would not individually or in the aggregate have a material adverse effect on the consolidated financial position, shareholders’ equity or results of operations of the Company and its subsidiaries, taken as a whole, (B) would not affect the due authorization and valid issuance of the Shares or the Common Shares issuable upon conversion of the Shares; (C) would not adversely affect the consummation of the transactions contemplated hereby; or (D) may result under the Transfer Restrictions, Registration Rights and Standstill Agreement (as defined in Schedule II(c) of this Agreement), as may be amended from time to time, which have been waived by RenaissanceRe Holdings Ltd. (“RenaissanceRe”) pursuant to a letter dated the date of this Agreement, between the Company and RenaissanceRe, a copy of which has been delivered to the Representatives;
     (iv) To the best of such counsel’s knowledge, neither the Company nor any of its subsidiaries is (A) in violation of its bye-laws, its memorandum of association, its certificate of incorporation or any of its other organizational documents or (B) in default in the performance or observance of any material obligation, agreement, covenant or condition contained in any of the Filed Agreements or in any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which it is a party or by which it is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject, other than such defaults which (w) would not individually or in the aggregate have a material adverse effect on the consolidated financial position, shareholders’ equity or results of operations of the Company and its subsidiaries, taken as a whole; (x) would not affect the due authorization and valid issuance of the Shares; (y) would not adversely affect the consummation of the transactions contemplated hereby; or (z) may result under the Transfer Restrictions, Registration Rights and Standstill Agreement (as defined in Schedule II(c) of this Agreement), as may be amended from time to time, which have been waived by RenaissanceRe Holdings Ltd. (“RenaissanceRe”) pursuant to a letter dated the date of this Agreement, between the Company and RenaissanceRe, a copy of which has been delivered to the Representatives;
     (v) Platinum US is duly licensed as an insurer or reinsurer, as the case may be, under the Insurance Laws of each jurisdiction in which the conduct of its business requires such licensing, except for such jurisdictions in which the failure of Platinum US to be so licensed would not, individually or in the aggregate, have a material adverse effect on the consolidated financial position, shareholders’ equity or results of operations of the Company and its subsidiaries, taken as a whole. Platinum US has made all required filings under applicable Insurance Laws in each jurisdiction where such filings are required, except for such jurisdictions in which the failure to make such filings would not, individually or in the aggregate, have a material adverse effect on the consolidated financial position, shareholders’ equity or results of operations of the Company and its subsidiaries, taken as a whole. Platinum US has all other necessary authorizations, approvals, orders, consents, certificates, permits, registrations and qualifications of and from all insurance regulatory authorities necessary to conduct its business as described in the Prospectus and all of the foregoing are in full force and effect, except where the failure to have such authorizations, approvals, orders, consents, certificates, permits, registrations or qualifications or their failure to be in full force and effect would not, individually or in the aggregate, have a material adverse effect on the consolidated financial position, shareholder’s equity or results of operations of the Company and its subsidiaries, taken as a whole. To such counsel’s knowledge, Platinum US has not received any notification from any insurance regulatory authority or other governmental authority in the United States, Ireland, the United Kingdom, Bermuda or elsewhere to the effect that any additional authorization, approval, order, consent, certificate, permit, registration or qualification is needed to be obtained by Platinum US; and, to such counsel’s knowledge, no insurance regulatory authority has issued any order or decree impairing, restricting or prohibiting the payment of dividends by Platinum US to its parent; and
     (vi) Nothing came to such counsel’s attention in the course of his review that has caused him to believe (a) that the Registration Statement, as of its effective date (other than the financial statements and related notes and schedules and other financial information therein, as to which such counsel need express no opinion) contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading, (b) that the Pricing Disclosure Package, taken as a whole (other than the financial statements and related notes and schedules and other financial information therein, as to which he need express no opinion), as of the Applicable Time, contained any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of circumstances under which they were made, not misleading; or (c) that any of the Prospectus, as of the date of the Prospectus, and the documents incorporated therein by reference which were filed under the Exchange Act, as of their respective dates (in each case, other than the financial statements and related notes and schedules and other financial information therein, as to which he need express no opinion) contained any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. Also, nothing has come to such counsel’s attention that has caused him to believe that the Prospectus, as of the date and time of delivery of his written opinion (other than the financial statements and related notes and schedules and other financial information therein, as to which such counsel need express no opinion), contained any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. Furthermore, such counsel does not know of any amendment to the Registration Statement required to be filed or of any contracts or other documents of a character required to be filed as an exhibit to the Registration Statement or required to be incorporated by reference into the Prospectus or required to be described in the Registration Statement, the Basic Prospectus or the Prospectus, which are not filed or incorporated by reference or described as required.
     In giving such opinion, such counsel may state that (i) with respect to all matters of United States federal and New York law he has relied upon the opinions of United States counsel for the Company delivered pursuant to paragraph (c) of this Section 8 and (ii) the opinion is solely for the benefit of the several Underwriters and may not be relied upon, used, circulated, summarized, referred to or quoted by any other person or for any other purpose, or reproduced or filed publicly by any person, in whole or in part, without our prior written consent.
     (f) Funk & Bolton, P.A., outside Maryland insurance regulatory counsel for the Company, shall have furnished to you such written opinion or opinions (a draft of such opinion or opinions are attached as Annex II(g) hereto) dated such Time of Delivery, in form and substance satisfactory to you, to the effect that:
     (i) The summaries of the provisions of the insurance laws of the State of Maryland made in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2004 under the caption “Business—Regulation—U.S. Regulation” are true and complete in all material respects. Such counsel may state that they do not assume any responsibility for the accuracy or completeness of the statements made in the Registration Statement, the Company’s Report on Form 10-K for the fiscal year ended December 31, 2004, the Prospectus or any of the documents incorporated therein by reference which were filed under the Exchange Act, except for the summaries of the provisions of the insurance laws of the State of Maryland made under the caption “Business—Regulation—U.S. Regulation” in the Company’s Annual Report on From 10-K for the fiscal year ended December 31, 2004.
     (g) On the date of the Prospectus at a time prior to the execution of this Agreement, at 9:30 a.m., New York City time, on the effective date of any post-effective amendment to the Registration Statement filed subsequent to the date of this Agreement and also at each Time of Delivery, KPMG, LLP shall have furnished to you a letter or letters, dated the respective dates of delivery thereof, in form and substance satisfactory to you, to the effect set forth in Annex I hereto (the executed copy of the letter delivered prior to the execution of this Agreement is attached as Annex I(a) hereto and a draft of the form of the letter to be delivered on the effective date of any post-effective amendment to the Registration Statement and as of each Time of Delivery is attached as Annex I(b) hereto);
     (h) (i) Neither the Company nor any of its subsidiaries shall have sustained since the date of the latest audited financial statements included or incorporated by reference in the Pricing Disclosure Package or the Prospectus, any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Pricing Disclosure Package and the Prospectus, and (ii) since the respective dates as of which information is given in the Pricing Disclosure Package and the Prospectus, there shall not have been any change in the capital stock, capital or surplus or long-term debt of the Company (other than upon the sale of Common Shares pursuant to the Common Shares Underwriting Agreement, or pursuant to the tender offer by Platinum Finance for its 6.371% Senior Guaranteed Notes due 2007 and Series B 6.371% Senior Guaranteed Notes due 2007, or pursuant to the exchange offer for the 6.371% Senior Guaranteed Notes due 2007, or pursuant to the exchange offer for the Series A 7.50% Notes due 2017, or upon the exercise of the purchase contracts, which constituted a part of the Company’s equity security units, or upon exercise of director or employee options in the ordinary course of business pursuant to an employee plan of the Company, or upon the exercise, conversion or exchange of convertible or exchangeable securities or options in the ordinary course of business outstanding as of the date of this Agreement) or any of its subsidiaries or any change, or any development involving a prospective change, in or affecting the general affairs, management, financial position, shareholders’ equity or results of operations of the Company and its subsidiaries, taken as a whole, otherwise than as set forth or contemplated in the Pricing Disclosure Package and the Prospectus, the effect of which, in any such case described in clause (i) or (ii), is in the judgment of the Representatives so material and adverse as to make it impracticable or inadvisable to proceed with the public offering or the delivery of the Shares being delivered at such Time of Delivery on the terms and in the manner contemplated in the Prospectus;
     (i) On or after the Applicable Time (i) no downgrading shall have occurred in the rating accorded the Company’s debt securities or the Company’s financial strength or claims paying ability by any “nationally recognized statistical rating organization,” as that term is defined by the Commission for purposes of Rule 436(g)(2) under the Act, and (ii) no such organization shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of any of the Company’s debt securities or the Company’s financial strength or claims paying ability;
     (j) On or after the Applicable Time there shall not have occurred any of the following: (i) a suspension or material limitation in trading in securities generally on the Exchange; (ii) a suspension or material limitation in trading in the Company’s securities on the Exchange; (iii) a general moratorium on commercial banking activities in New York or London declared by the relevant authorities or a material disruption in commercial banking or securities settlement or clearance services in the United States or the United Kingdom; (iv) a change or development involving a prospective change in Bermuda taxation affecting the Company or the Shares or the transfer thereof; (v) the outbreak or escalation of hostilities involving the United States, the United Kingdom or Bermuda or the declaration by the United States, the United Kingdom or Bermuda of a national emergency or war or (vi) the occurrence of any other calamity or crisis or any change in financial, political or economic conditions in the United States, the United Kingdom, Bermuda or elsewhere, if the effect of any such event specified in clause (v) or (vi) in the judgment of the Representatives makes it impracticable or inadvisable to proceed with the offering contemplated hereby or the delivery of the Shares being delivered at such Time of Delivery on the terms and in the manner contemplated in the Prospectus;
     (k) The Shares to be sold at each Time of Delivery shall have been duly listed on the Exchange;
     (l) (i) The Company has obtained and delivered to the Underwriters executed copies of an agreement from each of the Company’s executive officers and directors substantially to the effect set forth in Section 5(e) hereof in form and substance satisfactory to you, and (ii) at the request of the Representatives, the Company has obtained and delivered to the Underwriters an executed copy of an agreement from RenRe, substantially to the effect set forth in Section 5(e) hereof in form and substance satisfactory to you, provided, however, that such agreements shall be effective during the period beginning from the date hereof and continuing to and including the date 90 days after the date of the Prospectus.
     (m) The Company shall have complied with the provisions of Section 5(c) hereof with respect to the furnishing of prospectuses on the New York Business Day next succeeding the date of this Agreement; and
     (n) The Company shall have furnished or caused to be furnished to you at such Time of Delivery certificates of officers of the Company reasonably satisfactory to you as to the accuracy of the representations and warranties of the Company herein at and as of such Time of Delivery, as to the performance by the Company of all of its obligations hereunder to be performed at or prior to such Time of Delivery, as to the matters set forth in subsections (a) and (h) of this Section 8 and as to such other matters as you may reasonably request.
     9. (a) The Company will indemnify and hold harmless each Underwriter against any losses, claims, damages or liabilities, joint or several, to which such Underwriter may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, the Registration Statement, the Basic Prospectus, the

Statutory Prospectus or the Prospectus, or any amendment or supplement thereto, or any Issuer Represented Free Writing Prospectus or any “issuer information” filed or required to be filed pursuant to Rule 433(d) under the Act, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each Underwriter for any legal or other expenses reasonably incurred by such Underwriter in connection with investigating or defending any such action or claim as such expenses are incurred; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in any Preliminary Prospectus, the Registration Statement, the Basic Prospectus, the Statutory Prospectus or the Prospectus or any such amendment or supplement thereto, or any Issuer Represented Free Writing Prospectus, in reliance upon and in conformity with written information furnished to the Company by or on behalf of any Underwriter through the Representatives expressly for use therein.
     (b) Each Underwriter will indemnify and hold harmless the Company against any losses, claims, damages or liabilities to which the Company may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, the Registration Statement, the Basic Prospectus, the Statutory Prospectus, or the Prospectus, or any amendment or supplement thereto, or any Issuer Represented Free Writing Prospectus or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in any Preliminary Prospectus, the Registration Statement, the Basic Prospectus, the Statutory Prospectus, or the Prospectus or any amendment or supplement thereto, or any Issuer Represented Free Writing Prospectus in reliance upon and in conformity with written information furnished to the Company by or on behalf of any Underwriter through the Representatives expressly for use therein; and will reimburse the Company for any legal or other expenses reasonably incurred by the Company in connection with investigating or defending any such action or claim as such expenses are incurred.
     (c) Promptly after receipt by an indemnified party under subsection (a) or (b) of this Section 9 of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof; provided, however, that the omission to notify the indemnifying party shall not relieve it from any liability which it may have to any indemnified party, except to the extent it has been materially prejudiced thereby, and in any event it shall not relieve it from any liability otherwise than under subsection (a) or (b) of this Section 9. In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and, after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under such subsection for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by such indemnified party, in connection with the defense thereof other than reasonable costs of investigation. No indemnifying party shall, without the written consent of the indemnified party, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified party is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (i) includes an unconditional release of the indemnified party from all liability arising out of such action or claim and (ii) does not include a statement as to, or an admission of, fault, culpability or a failure to act, by or on behalf of any indemnified party.
     (d) If the indemnification provided for in this Section 9 is unavailable to or insufficient to hold harmless an indemnified party under subsection (a) or (b) above in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other from the offering of the Shares. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law or if the indemnified party failed to give the notice required under subsection (c) above, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company on the one hand and the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering of the Shares purchased under this Agreement (before deducting expenses) received by the Company, bear to the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the Prospectus. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand or the Underwriters on the other and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this subsection (d) were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this subsection (d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this subsection (d), no Underwriter shall not be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations in this subsection (d) to contribute are several in proportion to their respective underwriting obligations and not joint.
     (e) The obligations of the Company under this Section 9 shall be in addition to any liability which the Company may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls any Underwriter within the meaning of the Act; and the obligations of the Underwriters under this Section 9 shall be in addition to any liability which the respective Underwriters may otherwise have and shall extend, upon the same terms and conditions, to each officer and director of the Company (including any person who, with his or her consent, is named in the Registration Statement as about to become a director of the Company) and to each person, if any, who controls the Company within the meaning of the Act.
     10. If one or more of the Underwriters shall fail at a Time of Delivery to purchase the Shares which it or they are obligated to purchase under this Agreement (the “Defaulted Shares”), the Representatives shall have the right, within 24 hours thereafter, to make arrangements for one or more of the non-defaulting Underwriters, or any other underwriters, to purchase all, but not less than all, of the Defaulted Shares in such amounts as may be agreed upon and upon the terms set forth; if, however, the Representatives shall not have completed such arrangements within such 24-hour period, then:
          (a) if the number of Defaulted Shares does not exceed 10% of the aggregate number of the Shares to be purchased hereunder, each of the non-defaulting Underwriters shall be obligated, severally and not jointly, to purchase the full amount thereof in the proportions that their respective underwriting obligations hereunder bear to the underwriting obligations of all non-defaulting Underwriters, or
          (b) if the number of Defaulted Shares exceeds 10% of the aggregate number of the Shares to be purchased hereunder, this Agreement shall terminate without liability on the part of any non-defaulting Underwriter.
     No action taken pursuant to this Section 10 shall relieve any defaulting Underwriter of liability in respect of its default.
     In the event of any such default which does not result in a termination of this Agreement, either the Representatives or the Company shall have the right to postpone the applicable Time of Delivery for a period not exceeding seven days in order to effect any required changes in the Registration Statement or Prospectus or in any other documents or arrangements. As used herein, the term “Underwriter” includes any person substituted for an Underwriter under this Section 10.
     11. The respective indemnities, agreements, representations, warranties and other statements of the Company and the several Underwriters, as set forth in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement, shall remain in full force and effect, regardless of any investigation (or any statement as to the results thereof) made by or on behalf of any Underwriter, or any officer or director or controlling person of any Underwriter, or the Company, or any officer or director or controlling person of the Company, and shall survive delivery of and payment for the Shares.
     12. If this Agreement shall be terminated pursuant to any of the provisions hereof the Company shall not then be under any liability to any Underwriter except as provided in Sections 7 and 9 hereof; but, if for any other reason any Shares are not delivered by or on behalf of the Company as provided herein, the Company will reimburse the Underwriters for all out-of-pocket expenses approved in writing by you, including fees and disbursements of counsel, reasonably incurred by the Underwriters in making preparations for the purchase, sale and delivery of the Shares not so delivered, but the Company, shall then be under no further liability to any Underwriter except as provided in Sections 7 and 9 hereof.
     13. In respect of any judgment or order given or made for any amount due hereunder that is expressed and paid in currency (the “judgment currency”) other than United States dollars, the party against whom such judgment or order has been given or made will indemnify each party in whose favor such judgment or order has been given or made (the “Indemnitee”) against any loss incurred by the Indemnitee as a result of any variation as between (i) the rate of exchange at which the United States dollar amount is converted into the judgment currency for the purpose of such judgment or order and (ii) the rate of exchange at which the Indemnitee is able to purchase United States dollars with the amount of the judgment currency actually received by such Indemnitee. The foregoing indemnity shall constitute a separate and independent obligation of the Company and the Underwriters and shall continue in full force and effect notwithstanding any such judgment or order as aforesaid. The term “rate of exchange” shall include any premiums and costs of exchange payable in connection with the purchase of or conversion into United States dollars.
     14. All statements, requests, notices and agreements hereunder shall be in writing, and if to the Underwriters shall be delivered or sent by mail or facsimile transmission to you as the Representatives at Merrill Lynch, Pierce, Fenner & Smith Incorporated, North Tower, World Financial Center, New York, New York 10281, Attention: Equity Capital Markets; and if to the Company shall be delivered or sent by mail, telex or facsimile transmission to the address of the Company set forth in the Prospectus, Attention: Secretary or to the Company by fax at (441) 295-4605. Any such statements, requests, notices or agreements shall take effect upon receipt thereof.
     15. This Agreement shall be binding upon, and inure solely to the benefit of, the Underwriters, the Company and, to the extent provided in Sections 9 and 11 hereof, the officers and directors of the Company and each person who controls the Company or any Underwriter, and their respective heirs, executors, administrators, successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement. No purchaser of any of the Shares from any Underwriter shall be deemed a successor or assign by reason merely of such purchase.
     16. Time shall be of the essence of this Agreement. As used herein, the term “business day” shall mean any day when the Commission’s office in Washington, D.C. is open for business.
     17. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without regard to the conflicts of laws rules of such state. Each Underwriter convenants and agrees to be bound by the selling restrictions contained in the “Underwriting” section of the Statutory Prospectus and the Prospectus.
     18. This Agreement may be executed by any one or more of the parties hereto in any number of counterparts, each of which shall be deemed to be an original, but all such respective counterparts shall together constitute one and the same instrument.
     19. Notwithstanding anything herein to the contrary, the Company is authorized, subject to applicable law, to disclose any and all aspects of this potential transaction that are necessary to support any U.S. federal income tax benefits expected to be claimed with respect to such transaction and all materials of any kind (including tax opinions and other tax analyses) related to those benefits, without the Underwriters imposing any limitation of any kind.

     20. The Company acknowledges and agrees that (i) the purchase and sale of the Shares pursuant to this Agreement is an arm’s-length commercial transaction between the Company, on the one hand, and the Underwriters, on the other, (ii) in connection therewith and with the process leading to such transaction each Underwriter is acting solely as a principal and not the agent or fiduciary of the Company, (iii) the Underwriters have not assumed an advisory or fiduciary responsibility in favor of the Company with respect to the offering contemplated hereby or the process leading thereto (irrespective of whether any Underwriter has advised or is currently advising the Company on other matters) or any other obligation to the Company except the obligations expressly set forth in this Agreement and (iv) the Company has consulted its own legal and financial advisors to the extent it deemed appropriate; the Company agrees that it will not claim that any Underwriter has rendered advisory services of any nature or respect, or owes a fiduciary or similar duty to the Company, in connection with such transaction or the process leading thereto.
     21. This Agreement supersedes all prior agreements and understandings (whether written or oral) between the Company and the Underwriters with respect to the subject matter hereof.
     22. The Company and each of the Underwriters hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

     If the foregoing is in accordance with your understanding, please sign and return to us counterparts hereof, and upon the acceptance hereof by you, on behalf of each of the Underwriters, this letter and such acceptance hereof shall constitute a binding agreement between the Underwriters and the Company.

Very truly yours,

Platinum Underwriters Holdings, Ltd.

By:	/s/ Justin G. Cressall
	Name:	Justin G. Cressall
	Title:	Senior Vice President and Corporate Treasurer
[Underwriting Agreement]

Accepted as of the date hereof:
MERRILL LYNCH & CO.
MERRILL LYNCH, PIERCE, FENNER & SMITH
     INCORPORATED
BY: MERRILL LYNCH, PIERCE, FENNER & SMITH
     INCORPORATED

By:	/s/ Paul Brown
Name: Paul Brown
Title: Director
For themselves and the other several
Underwriters named in Schedule I hereto.
[Underwriting Agreement]

SCHEDULE I

	Total Number
	of	Number of Option
	Underwritten	Shares to be
	Shares	Purchased if
	to be	Maximum Option
Underwriter	Purchased	Exercised
Merrill Lynch, Pierce, Fenner & Smith Incorporated	4,000,000	600,000

Goldman, Sachs & Co.	1,000,000	150,000

Total	5,000,000	750,000

[Underwriting Agreement]

ANNEX I
FORM OF COMFORT LETTER
     Pursuant to Section 7(i) of the Underwriting Agreement, the accountants shall furnish letters to the Underwriters to the effect that:
     (i) They are an independent registered public accounting firm with respect to the Company, Predecessor and their respective subsidiaries within the meaning of the Act and the applicable published rules and regulations thereunder and the Public Company Accounting Oversight Board (United States) (the “PCAOB”);
     (ii) In their opinion, the financial statements and any supplementary financial information and schedules examined by them and included or incorporated by reference in the Prospectus or the Registration Statement comply as to form in all material respects with the applicable accounting requirements of the Act or the Exchange Act, as applicable, and the related published rules and regulations thereunder; and they have made a review in accordance with standards established by the PCAOB of the consolidated interim financial statements and selected financial data derived from audited financial statements of the Company and Predecessor for the periods specified in such letter;
     (iii) They have made a review in accordance with standards established by the PCAOB of the unaudited condensed consolidated statements of income, consolidated balance sheets and consolidated statements of cash flows included in the Prospectus and/or included in the Company’s quarterly report on Form 10-Q included in or incorporated by reference into the Prospectus; and on the basis of specified procedures including inquiries of officials of the Company who have responsibility for financial and accounting matters regarding whether the unaudited condensed consolidated financial statements referred to in paragraph (v)(A)(i) below comply as to form in all material respects with the applicable accounting requirements of the Act and the Exchange Act and the related published rules and regulations, nothing came to their attention that caused them to believe that the unaudited condensed consolidated financial statements do not comply as to form in all material respects with the applicable accounting requirements of the Act and the Exchange Act and the related published rules and regulations;
     (iv) The unaudited selected financial information with respect to the consolidated results of operations and financial position of the Company for the years ended December 31, 2004 and 2003, and the period ended December 31, 2002, and with respect to the results of operations of Predecessor for the period January 1, 2002, through November 1, 2002 and for the years ended December 31, 2001 and 2000 included in the Prospectus and included or incorporated by reference in Item 6 of the Company’s Annual Report on Form 10-K for the most recent fiscal year agrees with the corresponding amounts (after restatement where applicable) in the audited consolidated financial statements for such fiscal years and periods of the Company and the Predecessor, as applicable, which were included or incorporated by reference in the Annual Reports on Form 10-K for the Company or the Predecessor, as applicable, for such fiscal years;

     (v) On the basis of limited procedures, not constituting an examination in accordance with generally accepted auditing standards, consisting of a reading of the unaudited financial statements and other information referred to below, a reading of the latest available interim financial statements of the Company and its subsidiaries, inspection of the minute books of the Company its subsidiaries since the date of the latest audited financial statements included or incorporated by reference in the Statutory Prospectus, inquiries of officials of the Company and its subsidiaries responsible for financial and accounting matters and such other inquiries and procedures as may be specified in such letter, nothing came to their attention that caused them to believe that:
     (A) (i) the unaudited condensed consolidated statements of income, consolidated balance sheets and consolidated statements of cash flows (x) included in the Statutory Prospectus and/or (y) included or incorporated by reference from the Company’s Quarterly Reports on Form 10-Q do not comply as to form in all material respects with the applicable accounting requirements of the Exchange Act as it applies to Form 10-Q and the related published rules and regulations, or (ii) any material modifications should be made to the unaudited condensed consolidated statements of income, consolidated balance sheets and consolidated statements of cash flows included in the Statutory Prospectus or included in the Company’s Quarterly Reports on Form 10-Q incorporated by reference in the Prospectus for them to be in conformity with generally accepted accounting principles;
     (B) any other unaudited income statement data and balance sheet items included in the Statutory Prospectus do not agree with the corresponding items in the unaudited consolidated financial statements from which such data and items were derived, and any such unaudited data and items were not determined on a basis substantially consistent with the basis for the corresponding amounts in the audited consolidated financial statements included or incorporated by reference from the Company’s Annual Report on Form 10-K for the most recent fiscal year;
     (C) the unaudited financial statements which were not included in the Statutory Prospectus but from which were derived any unaudited condensed financial statements referred to in clause (A) and any unaudited income statement data and balance sheet items included in the Statutory Prospectus and referred to in clause (B) were not determined on a basis substantially consistent with the basis for the audited consolidated financial statements included or incorporated by reference from the Company’s Annual Report on Form 10-K for the most recent fiscal year;
     (D) as of a specified date not more than five days prior to the date of such letter, there have been any changes in the common shares or capital (other than issuances of shares upon exercise of director or employee options, upon the exercise, conversion or exchange of convertible or exchangeable securities or options or upon the exercise of the purchase contracts, which constituted a part of the Company’s equity security units, in each case which were outstanding on the date of the latest balance sheet included or incorporated by reference in the Prospectus) or any increase in the debt obligations of the Company and its subsidiaries, in each case as compared with amounts shown in the latest balance sheet included or incorporated by reference in the Statutory Prospectus, except in

2

each case for changes, increases or decreases which the Prospectus discloses have occurred or may occur or which are described in such letter; and
     (vi) In addition to the examination referred to in their report(s) included or incorporated by reference in the Statutory Prospectus and the limited procedures, inspection of minute books, inquiries and other procedures referred to in paragraphs (iii) and (v) above, they have carried out certain specified procedures, not constituting an examination in accordance with generally accepted auditing standards, with respect to certain amounts, percentages and financial information specified by the Underwriter, which are derived from the general accounting records of the Company, Predecessor and their respective subsidiaries, which appear in the Statutory Prospectus (excluding documents incorporated by reference), or in Part II of, or in exhibits and schedules to, the Registration Statement specified by the Underwriter, or in documents incorporated by reference in the Statutory Prospectus specified by the Underwriter, and have compared certain of such amounts, percentages and financial information with the accounting records of the Company, Predecessor and their respective subsidiaries and have found them to be in agreement.

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Annex II
CERTIFICATE OF DESIGNATION

Schedule II(a)
Final Term Sheet, dated December 1, 2005, filed by the Company as an Issuer Represented Free Writing Prospectus under Rule 433 of the Act.
Revised Final Term Sheet, dated December 1, 2005, filed by the Company as an Issuer Represented Free Writing Prospectus under Rule 433 of the Act.

Schedule II(b)
None.

Schedule II(c)

Governing
Filed Agreements to which Platinum Underwriters Holdings, Ltd., a Bermuda company (the “Company”), is a party		Law
•	Formation and Separation Agreement, dated as of October 28, 2002 (the “Formation and Separation Agreement”), between the Company and The St. Paul Travelers Companies, Inc. (“St. Paul”)	New York

•	Master Services Agreement, dated November 1, 2002 (the “Master Services Agreement”), as amended by that certain Letter Agreement dated June 30, between the Company and St. Paul.	New York

•	Registration Rights Agreement, dated November 1, 2002 (the “Registration Rights Agreement”), between the Company and St. Paul.	New York

•	Option Agreement, dated November 1, 2002 (the “St. Paul Option Agreement”), between the Company and St. Paul.	New York

•	Option Agreement, dated November 1, 2002 (the “Fire and Marine Option Agreement”), between the Company, St. Paul and St. Paul Fire and Marine Insurance Company (“Fire and Marine”).	New York

•	Option Agreement, dated November 1, 2002 (the “St. Paul Re UK Option Agreement”), between the Company, St. Paul and St. Paul Reinsurance Company Limited, a limited liability company incorporated under the laws of England (“St. Paul Re UK”).

•	Purchase Contract Agreement, dated as of November 1, 2002, between the Company and JPMorgan Chase Bank, as Purchase Contract Agent.	New York

•	Indenture, dated October 10, 2002 (the “Base Indenture”), among the Company, Platinum Finance (as defined herein) and JPMorgan Chase Bank, as Trustee.	New York

•	First Supplemental Indenture, dated November 1, 2002 (the “Supplemental Indenture”), among the Company, Platinum Finance and JPMorgan Chase Bank as Trustee.	New York

•	Pledge Agreement, dated as of November 1, 2002 (the “Pledge Agreement”), among the Company, State Street Bank and Trust Company, as Collateral Agent, Custodial Agent and Securities Intermediary, and JPMorgan Chase Bank, as Purchase Contract Agent.	New York

•	Investment Agreement, dated September 20, 2002, as amended (the “RenRe Investment Agreement”), among the Company, St. Paul and RenRe (as defined herein).	New York

•	Transfer Restrictions, Registration Rights and Standstill Agreement, dated November 1, 2002 (the “Transfer Restrictions, Registration Rights and Standstill Agreement”), between the Company and RenRe.	New York

•	Option Agreement, dated November 1, 2002 (the “RenRe Option Agreement”), between the Company and RenRe.	New York

•	Services and Capacity Reservation Agreement, dated as of November 1, 2002 (the “Services and Capacity Reservation Agreement”), between the Company and RenRe.	New York

•	Guaranty dated as of December 31, 2003 (the “US Guaranty”) between the Company, as Guarantor, and Platinum US (as defined herein).	New York

Filed Agreements to which Platinum Underwriters Holdings, Ltd., a Bermuda company (the “Company”),		Governing
is a party		Law
•	Guarantee dated as of December 31, 2003 (the “UK Guarantee”) between the Company, as Guarantor, and Platinum UK (as defined herein).	England and Wales

•	Separation Agreement dated June 24, 2004 between William A. Robbie and the Company.	New York

•	Employment Agreement dated June 24, 2004 between Joseph F. Fisher and the Company.	New York

•	Amendment dated January 10, 2005 to the St. Paul Re UK Option Agreement.	New York

•	Amendment dated January 10, 2005 to the St. Paul Option Agreement.	New York

•	Amended and Restated Option Agreement dated November 18, 2004 between the Company and RenRe (as defined herein).	New York

•	Investment Manager Agreement dated May 12, 2005 (the “BlackRock Investment Manager Agreement I”) between the Company, Platinum Bermuda (as defined herein), Platinum Ireland (as defined herein) and BlackRock Financial Management, Inc. (“BlackRock”).	New York

•	Purchase Agreement, dated May 20, 2005 (the “GS Purchase Agreement”), by and among the Company, Platinum Finance and Goldman, Sachs & Co.	New York

•	Jurisdiction Agreement, dated May 20, 2005 (the “GS Jurisdiction Agreement”), by and among the Company, Platinum Finance and Goldman, Sachs & Co.	New York

•	Indenture dated as of May 26, 2005 (the “2005 Indenture”), between the Company, Platinum Finance and JPMorgan Chase Bank, N.A.	New York

•	First Supplemental Indenture dated as of May 26, 2005 (the “2005 First Supplemental Indenture”) between the Company, Platinum Finance and JPMorgan Chase Bank, N.A.	New York

•	Exchange and Registration Rights Agreement dated May 26, 2005 (the “2005 Registration Rights Agreement”) between the Company, Platinum Finance and Goldman, Sachs & Co.	New York

•	First Amendment to the US Guaranty dated July 14,2005 (the “US Guaranty First Amendment”) between the Company, as Guarantor, and Platinum US.	New York

•	Remarketing Agreement dated August 8, 2005 (the “Remarketing Agreement”) between the Company, Platinum Finance, Goldman, Sachs & Co. and Merrill Lynch & Co. and Merrill Lynch, Pierce, Fenner & Smith Incorporated.	New York

•	Jurisdiction Agreement dated August 8, 2005 (the “Remarketing Jurisdiction Agreement”) between the Company, Platinum Finance, Goldman, Sachs & Co. and Merrill Lynch & Co. and Merrill Lynch, Pierce, Fenner & Smith Incorporated.	New York

•	Exchange and Registration Rights Agreement dated August 16, 2005 (the “Remarketing Registration Rights Agreement”) between the Company, Platinum Finance, Goldman, Sachs & Co. and Merrill Lynch & Co. and Merrill Lynch, Pierce, Fenner & Smith Incorporated.	New York

•	Second Supplemental Indenture dated as of August 16, 2005 (the “Second Supplemental Indenture”) between the Company, Platinum Finance,	New York

Governing
Filed Agreements to which Platinum Underwriters Holdings, Ltd., a Bermuda company (the “Company”), is a party		Law
Inc. and JPMorgan Chase Bank, N.A.

•	Underwriting Agreement, dated as of September 21, 2005, (the “Underwriting Agreement”) between the Company and Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated.	New York

•	Jurisdiction Agreement, dated as of September 21, 2005, (the “Jurisdiction Agreement”) between the Company and Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated.	New York

•	Credit Agreement, dated as of October 21, 2005, (the “2005 Credit Agreement”) between the Company, Platinum Bermuda, Platinum US (as defined herein), Platinum UK (as defined herein), Platinum Finance, Wachovia Bank, National Association, Citibank, N.A., HSBC Bank USA, National Association and Bayerische Hypo-Und Vereinsbank AG and Wachovia Bank, National Association, as Administrative Agent.	New York

•	Amended and Restated Employment Agreement, dated as of October 27, 2005, (the “Amended Employment Agreement”) between the Company and Gregory E.A. Morrison.	New York

•	Amended and Restated Letter Agreement, dated as of October 27, 2005, (the “Amended Letter Agreement” between the Company and Steven H. Newman.	New York

•	Indenture, dated November 2, 2005 (the “7.50 % Second Supplemental Indenture”), among the Company, Platinum Finance and JP Morgan Chase Bank, as Trustee.	New York

Governing
Filed Agreements to which Platinum Underwriters Finance, Inc., a Delaware corporation (“Platinum Finance”), is a party		Law
•	Base Indenture	New York

•	Supplemental Indenture	New York

•	Investment Manager Agreement dated May 12, 2005 (the “BlackRock Investment Manager Agreement II”) between Platinum US, Platinum Finance and BlackRock.	New York

•	GS Purchase Agreement	New York

•	GS Jurisdiction Agreement	New York

•	2005 Indenture	New York

•	2005 First Supplemental Indenture	New York

•	2005 Registration Rights Agreement	New York

•	Remarketing Agreement	New York

•	Remarketing Jurisdiction Agreement	New York

•	Remarketing Registration Rights Agreement	New York

•	Second Supplemental Indenture	New York

•	2005 Credit Agreement	New York

•	7.50 % Second Supplemental Indenture

Governing
Filed Agreements to which Platinum Underwriters Reinsurance Inc., a Maryland domiciled insurance company (“Platinum US”), is a party		Law
•	Employee Benefits and Compensation Matters Agreement, dated November 1, 2002 (the “Employee Matters Agreement”), between St. Paul and Platinum US.	New York

•	Run-off Services Agreement, dated November 1, 2002 (the “US Run-Off Services Agreement”), between Platinum US, Mountain Ridge (as defined herein) and Fire & Marine.	New York

•	Underwriting Management Agreement, dated November 1, 2002 (the “US Underwriting Agreement”), between Platinum US and Fire & Marine.	New York

•	100% Quota Share Retrocession Agreement (Traditional), dated November 1, 2002 (the “US Quota Share Traditional”), between Platinum US and Fire & Marine.	Minnesota

•	100% Quota Share Retrocession Agreement (Non-Traditional — D-1), dated as of the First Time of Delivery (the “US Quota Share Non-Traditional D-1”), between Platinum US and Mountain Ridge.	Vermont

•	100% Quota Share Retrocession Agreement (Non-Traditional — A), dated November 1, 2002 (the “US Quota Share Non-Traditional A”), between Platinum US and Fire & Marine.	Minnesota

•	100% Quota Share Retrocession Agreement (Non-Traditional — B-1), dated November 1, 2002 (the “US Quota Share Non-Traditional B-1”), between Platinum US and Fire & Marine.	Minnesota

•	100% Quota Share Retrocession Agreement (Non-Traditional — B-2), dated November 1, 2002 (the “US Quota Share Non-Traditional B-2”), between Platinum US and Fire & Marine.	Minnesota

•	100% Quota Share Retrocession Agreement (Non-Traditional — C), dated November 1, 2002 (the “US Quota Share Non-Traditional C”), between Platinum US and Fire & Marine.	Minnesota

•	100% Quota Share Retrocession Agreement (Non-Traditional — D Stop Loss), dated as of the First Time of Delivery (the “US Quota Share Non-Traditional D Stop Loss”), between Platinum US and Mountain Ridge.	Vermont

•	100% Quota Share Retrocession Agreement (Non-Traditional — D Spread Loss), dated November 1, 2002 (the “US Quota Share Non-Traditional D Spread Loss”), between Platinum US and Fire & Marine.	Minnesota

•	100% Quota Share Retrocession Agreement (Non-Traditional — D-3), dated November 1, 2002 (the “US Quota Share Non-Traditional D-3”), between Platinum US and Fire & Marine.	Minnesota

•	100% Quota Share Retrocession Agreement (Non-Traditional — D-4), dated November 1, 2002 (the “US Quota Share Non-Traditional D-4”), between Platinum US and Fire & Marine.	Minnesota

•	100% Quota Share Retrocession Agreement (Non-Traditional — E), dated November 1, 2002 (the “US Quota Share Non-Traditional E”), between Platinum US and Fire & Marine.	Minnesota

•	100% Quota Share Retrocession Agreement (Traditional), dated November 1, 2002 (the “UK Quota Share Traditional”), between Platinum US and St. Paul Re UK.	England

Filed Agreements to which Platinum Underwriters Reinsurance Inc., a Maryland domiciled insurance		Governing
company (“Platinum US”), is a party		Law
•	100% Quota Share Retrocession Agreement (Non-Traditional — A), dated November 1, 2002 (the “UK Quota Share Non-Traditional A”), between Platinum US and St. Paul Re UK.	England

•	100% Quota Share Retrocession Agreement (Non-Traditional — B-1), dated November 1, 2002 (the “UK Quota Share Non-Traditional B-1”), between Platinum US and St. Paul Re UK.	England

•	Revised and Amended Trust Agreement, dated November 1, 2002, as amended December 12, 2002 (the “Fire and Marine Trust Agreement”), among Platinum US, Fire and Marine and the Trustee Bank named therein.	Massachusetts

•	Revised and Amended Trust Agreement, dated as of November 1, 2002 and amended as of December 12, 2002 (the “Mountain Ridge Trust Agreement”), among Platinum US, Mountain Ridge and the Trustee Bank named therein.	Massachusetts

•	Trust Agreement effective as of January 1, 2003 (the “Bermuda Trust Agreement”) among Platinum Bermuda, Platinum US and State Street Bank and Trust Company.	Massachusetts

•	Quota Share Retrocession Agreement (the “US/Bermuda Quota Share Agreement”) by and between Platinum Bermuda and Platinum US dated as of May 13, 2003, as amended by that certain Addendum dated as of December 31, 2003.	New York

•	Aggregate Excess of Loss Retrocession Agreement, dated June 11, 2003 (the “Excess of Loss Agreement”), between Platinum US and Mountain Ridge.	Vermont

•	Commutation and Release Agreement, dated June 11, 2003 (“Commutation and Release”) between Platinum US and Mountain Ridge.	New York

•	Referral Agreement between Platinum US and Renaissance Underwriting Managers Ltd.	New York

•	Novation and Transfer Agreement for the Multi-Line Excess of Loss Reinsurance Agreement, dated September 16, 2003 (the “Wisconsin Mutual Multi-Line Novation Agreement”), among Platinum US, Fire & Marine and Wisconsin Mutual Insurance Company, effective as of January 1, 2003.	New York

•	Novation and Transfer Agreement for the Casualty Excess of Loss Reinsurance Agreement, dated September 16, 2003 (the “Casualty Novation Agreement”), among Platinum US, Fire & Marine and Wisconsin Mutual Insurance Company, effective as of January 1, 2003.	New York

•	Novation and Transfer Agreement for the First Property Catastrophe Excess of Loss Reinsurance Agreement, dated September 16, 2003 (the “First Property Catastrophe Novation Agreement”), among Platinum US, Fire & Marine and Wisconsin Mutual Insurance Company, effective as of January 1, 2003.	New York

•	Novation and Transfer Agreement for the Second Property Catastrophe Excess of Loss Reinsurance Agreement, dated September 16, 2003 (the “Second Property Catastrophe Novation Agreement”), among Platinum US, Fire & Marine and Wisconsin Mutual Insurance Company, effective as of January 1, 2003.	New York

•	Novation and Transfer Agreement for the Third Property Catastrophe Excess of Loss Reinsurance Agreement, dated September 16, 2003 (the “Third Property Catastrophe Novation Agreement”), among Platinum US, Fire &	New York

Filed Agreements to which Platinum Underwriters Reinsurance Inc., a Maryland domiciled insurance		Governing
company (“Platinum US”), is a party		Law
Marine and Wisconsin Mutual Insurance Company, effective as of January 1, 2003.

•	Novation and Transfer Agreement for the Casualty Clash Excess of Loss reinsurance contract among Platinum US, Fire & Marine and Crusader Insurance Company, effective as of January 1, 2003 (the “Casualty Clash Novation Agreement”).	New York

•	Novation and Transfer Agreement for the Property Clash Excess of Loss reinsurance contract among Platinum US, Fire & Marine and Crusader Insurance Company, effective as of January 1, 2003 (the “Property Clash Novation Agreement”).	New York

•	Novation and Transfer Agreement for the Multi Line Excess of Loss reinsurance contract among Platinum US, St. Paul Fire & Marine Insurance Company and Crusader Insurance Company, effective as of January 1, 2003 (the “Crusader Multi-Line Novation Agreement”).	New York

•	Indexed Warranty Excess of Loss Reinsurance Contract, effective June 11, 2003, between Renaissance Reinsurance Ltd. And Platinum US.	Bermuda

•	Combined Catastrophe Excess of Loss Reinsurance Contract effective January 1, 2003 for the Alfa Insurance Group.

•	Addendum No. 6 to the Interests and Liabilities Agreement with respect to the Combined Catastrophe Excess of Loss Reinsurance Contract between members of the Alfa Insurance Group, Fire & Marine and Platinum US (the “Alfa Addendum”).

•	US Guaranty	New York

•	Excess of Loss Retrocession Agreement dated as of April 15, 2004 between Platinum UK and Platinum US (the “Excess of Loss Retrocession Agreement”).	England

•	Novation and Transfer Agreement for the Property Catastrophe Excess of Loss Reinsurance Agreement, dated February 19, 2004, among Platinum US, Fire & Marine and Germantown Mutual Insurance Company, effective as of January 1, 2003 (the “Property Catastrophe Novation Agreement”).	New York

•	Novation and Transfer Agreement for the Workers’ Compensation and Employer’s Liability Excess of Loss Reinsurance Agreement, dated February 19, 2004, among Platinum US, Fire & Marine and Germantown Mutual Insurance Company, effective as of January 1, 2003 (the “Workers’ Compensation Excess of Loss Novation Agreement”).	New York

•	Novation and Transfer Agreement for the Property Per Risk Excess of Loss Reinsurance Agreement, dated February 19, 2004, among Platinum US, Fire & Marine and Germantown Mutual Insurance Company, effective as of January 1, 2003 (the “Property Per Risk Novation Agreement”).	New York

•	Novation and Transfer Agreement for the Casualty Excess of Loss Reinsurance Agreement, dated February 19, 2004, among Platinum US, Fire & Marine and Germantown Mutual Insurance Company, effective as of January 1, 2003 (the “Germantown Casualty Novation Agreement”).	New York

•	Property Catastrophe Excess of Loss Reinsurance Contract dated September 10, 2003 between the Glencoe Group of Companies and Platinum US (15% participation)	New York

•	Property Catastrophe Excess of Loss Reinsurance Contract dated	New York

Filed Agreements to which Platinum Underwriters Reinsurance Inc., a Maryland domiciled insurance company (“Platinum US”), is a party		Governing Law
September 10, 2003 between the Glencoe Group of Companies and Platinum US (5% participation).

•	Employment Agreement dated August 4, 2004 between Michael D. Price and Platinum US.	New York

•	Letter Agreement dated June 24, 2004 between H. Elizabeth Mitchell and Platinum US.	New York

•	Investment Management Agreement dated May 12, 2005 between Platinum US and Hyperion Capital Management, Inc. (“Hyperion”).	New York

•	BlackRock Investment Manager Agreement II.	New York

•	Excess of Loss Retrocession Agreement (the “2005 Excess of Loss Agreement”), between Platinum UK and Platinum US, effective as of April 1, 2005.	England

•	Addendum No. 2 to the Quota Share Retrocession Agreement dated as of January 1, 2004 between Platinum Bermuda and Platinum US, effective as of April 1, 2005 (“US/Bermuda Quota Share Agreement Addendum No. 2”).

•	US Guaranty First Amendment.	New York

•	2005 Credit Agreement	New York

Filed Agreements to which Platinum Re (UK) Limited, a limited liability company incorporated under the laws of England (“Platinum UK”), is a party		Governing Law
•	U.K. Master Services Agreement, dated November 1, 2002 (the “UK Master Services Agreement”), as amended by that certain Addendum dated December 10, 2003, between St. Paul Re UK and Platinum UK.	England

•	U.K. Run-off Services Agreement, dated November 1, 2002 (the “UK Run-Off Services Agreement”), between St. Paul Re UK and Platinum UK.	England

•	U.K. Underwriting Agency and Underwriting Management Agreement, dated November 1, 2002 (the “UK Underwriting Agreement”), between Platinum UK and St. Paul Re UK.	England

•	U.K. Business Transfer Agreement, dated November 1, 2002 (the “UK Business Transfer Agreement”), between Platinum UK, St. Paul Re UK and St. Paul Management Limited.	England

•	Quota Share Retrocession Agreement dated November 26, 2002 (the “UK/Bermuda Quota Share Agreement”), between Platinum Bermuda and Platinum UK.	Massachusetts

•	Security Agreement dated as of November 26, 2002 (the “Security Agreement”), between Platinum Bermuda and Platinum UK.	Massachusetts

•	Control Agreement dated as of November 26, 2002 (the “Control Agreement”), by and among Platinum Bermuda, Platinum UK and State Street Bank and Trust Company.	New York

•	Alliance Capital Management L.P. Discretionary Investment Advisory Agreement dated as of November 26, 2002 (the “Investment Advisory Agreement”), with Platinum Bermuda and Platinum UK.	New York

•	UK Guarantee	England and Wales

•	Excess of Loss Retrocession Agreement	England

•	Addendum No. 1 effective January 1, 2004, to the Security Agreement dated as of November 26, 2002, between Platinum Bermuda and Platinum UK (the	Massachusetts

Filed Agreements to which Platinum Re (UK) Limited, a limited liability company incorporated under		Governing
the laws of England (“Platinum UK”), is a party		Law
“Security Agreement Addendum”).

•	Quota Share Retrocession Agreement dated as of March 27,2003 between Platinum UK and Platinum Bermuda (the “UK/Bermuda Quota Share Agreement II”).	England

•	Addendum No. 1 effective April 1, 2003, to the Quota Share Retrocession Agreement dated as of March 27, 2003, between Platinum UK and Platinum Bermuda (the “Quota Share Agreement Addendum No. 1”)	England

•	Addendum No. 2 effective March 27, 2003, to the Quota Share Retrocession Agreement dated as of March 27, 2003, between Platinum UK and Platinum Bermuda (the “Quota Share Agreement Addendum No. 2”)	England

•	Investment Manager Agreement dated May 12, 2005 between Platinum UK and BlackRock.	New York

•	2005 Excess of Loss Agreement	England

•	2005 Credit Agreement	New York

Governing
Filed Agreements to which Platinum Underwriters Bermuda, Ltd., a Bermuda company (“Platinum Bermuda”), is a party		Law
•	Bermuda Trust Agreement	Massachusetts

•	US/Bermuda Quota Share Agreement	New York

•	UK/Bermuda Quota Share Agreement	Massachusetts

•	Security Agreement	Massachusetts

•	Control Agreement	Massachusetts

•	Investment Advisory Agreement	New York

•	Referral Agreement between Platinum Bermuda and Renaissance Underwriting Managers Ltd.	Bermuda

•	Security Agreement Addendum	Massachusetts

•	UK/Bermuda Quota Share Agreement II	England

•	Quota Share Agreement Addendum No. 1	England

•	Quota Share Agreement Addendum No. 2	England

•	Investment Management Agreement dated May 12, 2005 between Platinum Bermuda and Hyperion.	New York

•	BlackRock Investment Manager Agreement I.	New York

•	US/Bermuda Quota Share Agreement Addendum No. 2	New York

•	2005 Credit Agreement	New York

Governing
Filed Agreements to which Platinum Regency Holdings, an Irish company (“Platinum Ireland”), is a party		Law
•	BlackRock Investment Manager Agreement I.	New York

Filed Agreements to which RenaissanceRe Holdings, Ltd., a Bermuda company (“RenRe”),		Governing
is a party		Law
•	RenRe Investment Agreement	New York

•	Transfer Restrictions and Registration Rights Agreement	New York

•	RenRe Option Agreement	New York

•	Services and Capacity Reservation Agreement	New York